UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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LTC Properties, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that are not purely historical and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this proxy statement are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. Please see our company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward-looking statements included in this proxy statement are based on information available to our company on the date hereof, and we assume no obligation to update such forward-looking statements. Although our company’s management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by our company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.

WEBSITe REFERENcES

References to our website through this proxy statement are provided for convenience only and the content on our website does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement.

NOTICE OF ANNUAL MEETING of stockholders

May 22, 2024	(Pacific Time)	LTC2024	April 8, 2024
Date Wednesday May 28, 2025	Time 2:00 p.m. (Pacific Time)	Place www.virtualshareholdermeeting.com/ LTC2025	Record Date The close of business on March 31, 2025

The 2025 Annual Meeting of Stockholders of LTC Properties, Inc. will be held virtually, via live webcast, on Wednesday, May 28, 2025 at 2:00 p.m., Pacific Time, at www.virtualshareholdermeeting.com/LTC2025 to conduct the following items of business:

1. To elect six directors to serve on the Board of Directors for the ensuing year and until the election and qualification of their respective successors.
2. To approve, on an advisory basis, the compensation of the named executive officers.
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.
4. To approve the amendment and restatement of our company’s Charter to increase the number of authorized shares of common stock from 60,000,000 shares to 110,000,000 shares.
5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please Vote

Whether or not you plan to attend the 2025 Annual Meeting virtually, please vote as promptly as possible.

Vote by Internet	Vote by Phone – 1-800-690-6903	Vote by Mail

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Transmit your voting instructions by telephone up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions must be received by 11:59 p.m. Eastern Time on May 27, 2025.

By Order of the Board of Directors,

Caroline Chikhale Executive Vice President, Chief Financial Officer and Corporate Secretary April 15, 2025	◆

Important notice regarding the availability of proxy materials for the Stockholder Meeting to be held on May 28, 2025—the Proxy Statement and the 2024 Annual Report are available at http://materials.proxyvote.com/502175.

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PROXY SUMMARY

Voting Matters

This proxy summary highlights information regarding LTC Properties, Inc. and certain information included elsewhere in this proxy statement. You should read the entire proxy statement before voting.

	Board Recommendation	Read More
Proposal 1. To elect six directors to serve on the Board of Directors for the ensuing year and until the election and qualification of their respective successors.	FOR each director nominee	Page 7
Proposal 2. To approve, on an advisory basis, the compensation of the named executive officers.	FOR	Page 26
Proposal 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.	FOR	Page 27
Proposal 4. To approve the amendment and restatement of our company's Charter to increase the number of authorized shares of common stock from 60,000,000 shares to 110,000,000 shares.	FOR	Page 31

This proxy statement is dated April 15, 2025. On approximately that date, we first made this proxy statement available on the internet and commenced mailing a Notice of Internet Availability of proxy materials to stockholders of record (other than those who had requested electronic or paper delivery of our proxy materials).

Unless the context requires otherwise, references in this proxy statement to “LTC,” “we,” “us,” “our,” “company,” and similar terms refer to LTC Properties, Inc. and its consolidated subsidiaries.

LTC PROPERTIES, INC.	1	2025 PROXY STATEMENT

PROXY SUMMARY

Board Composition as of December 31, 2024

Board Member	Occupation	Committee Memberships					Independent
		AC	CC	ESGC	IC	NCGC
Bradley J. Preber Director since 2024	Former Chief Executive Officer, Grant Thornton LLP	◆	◆	◆	◆	◆	X
Cornelia Cheng Director since 2021	Independent Consultant	◆	◆	◆	◆	◆	X
David L. Gruber Director since 2023	Capital Markets and Investment Consultant, Venture Visionary Partners	◆	◆	◆	◆	◆	X
Boyd W. Hendrickson Director since 2005	Former Chief Executive Officer, Skilled Healthcare Group, Inc.	◆	◆	◆	◆	◆	X
Wendy L. Simpson Director since 1995	Executive Chairman of the Board of Directors, LTC Properties, Inc.
Timothy J. Triche, MD Director since 2000	Director, Center for Personalized Medicine, Children’s Hospital, Los Angeles	◆	◆	◆	◆	◆	X

AC – Audit Committee    CC – Compensation Committee     ESGC – Environmental, Social, and Governance Committee

IC – Investment Committee    NCGC – Nominating and Corporate Governance Committee

◆ Member    ◆ Chairperson

LTC PROPERTIES, INC.	2	2025 PROXY STATEMENT

PROXY SUMMARY

Our Business

LTC Properties, Inc. (NYSE: LTC) is a real estate investment trust (REIT) investing in purpose-built properties that cater to the needs of America’s aging population. Our portfolio encompasses Independent Living, Assisted Living, Memory Care and Skilled Nursing centers. Our primary objective is to grow a diversified portfolio that delivers long-term value to our stockholders through consistent monthly dividends and returns on investment. To meet this objective, we seek 1) properties operated by regional operators with competitive advantage in their marketplace, and 2) properties that provide LTC with portfolio diversification across geography, operator, property type, and investment vehicle.

Based on our gross real estate investments, LTC’s investment portfolio is approximately 50% private pay seniors housing, and 50% skilled nursing properties financed through equity issuances and a mix of short-term and long-term unsecured debt. Our gross investments are further diversified by a variety of investment types. The diversification not only mitigates risks but also enhances our ability to capitalize on opportunities across different markets.

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We are committed to enhancing stockholder value through strategic initiatives, effective portfolio management, and sound financial practices.
◆

LTC PROPERTIES, INC.	3	2025 PROXY STATEMENT

PROXY SUMMARY

Portfolio Distribution by State as of December 31, 2024

.

25	190	30
STATES	PROPERTIES	OPERATORS

AL 1 Skilled Nursing	AZ 3 Skilled Nursing	CA 3 Assisted Living 1 Skilled Nursing	CO 12 Assisted Living	FL 3 Assisted Living 7 Skilled Nursing	GA 2 Assisted Living

IL 5 Assisted Living 1 Skilled Nursing	KS 8 Assisted Living	KY 2 Skilled Nursing	MI 3 Assisted Living 21 Skilled Nursing	MO 1 Assisted Living 2 Skilled Nursing	MT 2 Assisted Living

NV 1 Other	NJ 3 Assisted Living	NM 5 Skilled Nursing	NC 33 Assisted Living	OH 8 Assisted Living 2 Skilled Nursing	OK 5 Assisted Living

OR 5 Assisted Living 1 Skilled Nursing	SC 3 Assisted Living 2 Skilled Nursing	TN 2 Skilled Nursing	TX 9 Assisted Living 21 Skilled Nursing	VA 4 Skilled Nursing	WA 2 Assisted Living

WI 6 Assisted Living 1 Skilled Nursing

LTC PROPERTIES, INC.	4	2025 PROXY STATEMENT

PROXY SUMMARY

2024 Business Highlights

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Exchanged $103 million of mortgage loans for controlling interest in two newly formed joint ventures totaling $164 million.
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Contributed $45 million to a $54 million joint venture for the acquisition of a seniors housing community.
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Originated a $13 million mortgage loan secured by a skilled nursing and assisted living campus in Texas.
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Received $124 million of net proceeds from loan payoffs and sold properties.

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Transitioned leadership with Wendy Simpson now serving as Executive Chairman, and Clint Malin and Pamela Shelley-Kessler have taken the role of Co-CEOs.
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Signaled the launch of a RIDEA platform, leading to increased investment opportunities and a stronger pipeline of opportunities.
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Further refreshed the Board with the addition of Bradley Preber.

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Improved liquidity significantly to $680 million as of December 31, 2024, up from $194 million as of December 31, 2023.
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Established a new $400 million equity distribution agreement, replacing the previous $200 million agreement.

Corporate Governance Highlights

◆ ◆	◆
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We maintain a separate “lead independent director” role in our leadership structure for the Board of Directors (the “Board”).
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Each committee of the Board is comprised solely of independent directors.
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All directors stand for election on an annual basis.
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Directors are elected by a majority of votes cast in uncontested elections, and any director who does not receive a majority of votes cast is required to submit his or her resignation for consideration by the Board.

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Board and committee performance is reviewed in an annual self-assessment, with results reported to, and evaluated by, the full Board.
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Lead independent director has the authority to call meetings of independent directors, and presides at executive sessions of the independent directors.
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Stock ownership guidelines for executive officers further align their personal wealth with the long-term performance of our company.

LTC PROPERTIES, INC.	5	2025 PROXY STATEMENT

PROXY SUMMARY

Executive Compensation Highlights

KEY ELEMENTS AND ALIGNMENT TO COMPENSATION PROGRAM OBJECTIVES

	Attract, Motivate and Retain Qualified Key Executives	Align Executives’ Financial Interests with Stockholders	Reward Company and Individual Performance and Effort
Base Salary	◆
Annual Bonuses			◆
Long-term Equity Incentives		◆
Severance	◆

Compensation Practices

What We Do	What We Do Not Do
◆
All members of our Compensation Committee are independent.
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Executive officers have double-trigger change in control arrangements.
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Clawback policy and employment agreements for executive officers provisions provide our company with recourse in the event of material non-compliance with a financial reporting requirement that leads to any restatement.
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Restricted stock awards with long-term vesting periods provide executive officers with an incentive to make decisions that contribute to the long-term performance of our company.
◆ No pledging or hedging of our stock by directors or executive officers. ◆ No excise tax gross-ups upon a change in control.

LTC PROPERTIES, INC.	6	2025 PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS

Six directors will be elected at the 2025 Annual Meeting of Stockholders. Each person elected as a director will hold office until the 2026 Annual Meeting of Stockholders and, in each case, until their respective successors have been duly elected and qualified.

The term of Boyd W. Hendrickson will expire with the 2025 Annual Meeting. The Board of Directors thanks Mr. Hendrickson for his many years of service.

In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election at the 2025 Annual Meeting:

◆

	Cornelia Cheng	David L. Gruber	Jeffrey C. Hawken
	Bradley J. Preber	Wendy L. Simpson	Timothy J. Triche, MD

If elected, Mr. Hawken will be a new director and successor to Mr. Hendrickson. Each of the other nominees is currently a director of our company.

The six director nominees, their business experience, and specific qualifications, attributes, or skills to serve as director, provided in the “Information About Director Nominees” below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTOR.

If any nominee becomes unavailable to serve as a director for any reason (which event is not anticipated), the shares of common stock represented by proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies.

Required Vote and Recommendations

As described under “Majority Voting” on page 70 of this proxy statement, a majority of the votes cast is required for the election of each director in an uncontested election, which is the case at the 2025 Annual Meeting. A majority of the votes cast means that the number of votes cast FOR a nominee must exceed the number of votes cast AGAINST that nominee. For purposes of the vote on Proposal 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum for Proposal 1. Properly executed and unrevoked proxies will be voted FOR the Board’s nominees unless contrary instructions or an abstention are indicated in the proxy.

LTC PROPERTIES, INC.	7	2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Information About Director Nominees Cornelia Cheng	Director since 2021	Age: 57

Reason for Nomination: Ms. Cheng’s Board-level ESG experience, financial services leadership across several roles, companies and industries, including health care and REITs, and extensive debt capital markets knowledge, qualify her to serve on the Board of Directors of LTC.

Background: Ms. Cheng is an independent consultant. From April 2022 to November 2023, Ms. Cheng was the Managing Director, Western Region, for MGG Investment Group LP (“MGG”). In that role, she was responsible for originating, underwriting and managing senior debt, unitranche, mezzanine and minority equity investments. She was also a member of MGG’s ESG Committee. Prior to joining MGG, Ms. Cheng was Managing Director, Western Region Investments, for Brightwood Capital Advisors, LLC (“Brightwood”), a direct lending fund, between August 2019 and April 2022. In that role with Brightwood, Ms. Cheng focused on a range of debt and minority equity growth capital across five industry verticals: Health Care Services, Business Services, Technology/Media/Telecom, Franchising, and Transportation & Logistics. Prior to joining Brightwood, Ms. Cheng served as an independent consultant between January 2019 and August 2019. Ms. Cheng also has held various financial leadership positions for Prudential Capital Group, CIBC World Markets, and First Interstate Bank.

Other Directorships: Ms. Cheng is on the Board of Directors of the Los Angeles Chapter of The Association for Corporate Growth where she chairs the Diversity, Equity and Inclusion Committee, co-chairs the Diversity, Equity and Inclusion taskforce, and is on each of the Executive, Communications, and Contents Committees.

David L. Gruber	Director since 2023	Age: 55

Reason for Nomination: Mr. Gruber’s service as an independent director of LTC since his appointment in July 2023 and his multi-decade investment banking and capital markets experience, qualify him to serve on the Board of Directors of LTC.

Background: Mr. Gruber has been a capital markets and investment consultant at Venture Visionary Partners since February 2024. Previously, until retiring in December 2022, he had a 25-year career with KeyBanc Capital Markets (“KeyBanc”) including as Managing Director, Head of Equity Capital Markets. At KeyBanc, he also chaired and was a member of its Equity Commitment and Capital Commitment Committees. His responsibilities at KeyBanc included involvement in corporate finance, the structuring and execution of various equity products, as well as governance, compliance, and risk management.

Other Directorships: Mr. Gruber is a member of the advisory board for Cleveland Central Catholic High School in Cleveland, Ohio, and has served on numerous nonprofit organization boards.

LTC PROPERTIES, INC.	8	2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Jeffrey C. Hawken	Age: 66

Reason for Nomination: Mr. Hawken’s forty years’ experience in the commercial real estate industry, including more than two decades as an executive officer overseeing operations of a public REIT, qualify him to serve on the Board of Directors of LTC.

Background: Mr. Hawken served as Executive Vice President and Chief Operating Officer of Kilroy Realty Corporation (“KRC”), an NYSE-listed REIT, from its inception as a public company in January 1997 through July 2020. In that capacity, Mr. Hawken was responsible for overseeing KRC’s overall operations, including asset and property management functions, legal affairs and served on its investment committee. During his tenure at KRC, he also had oversight responsibilities for leasing, acquisitions and dispositions, insurance risk management and human resources. Prior to KRC’s initial public offering, Mr. Hawken served in a similar capacity for Kilroy Industries and was responsible for the management and operations of its real estate portfolio and served on its acquisitions and executive committees. Mr. Hawken joined Kilroy Industries in 1980 after graduating college. Mr. Hawken is a licensed Real Estate Broker in the state of California.

Other Directorships: Mr. Hawken serves on the Executive Committee at the University of Southern California Lusk Center for Real Estate.

Bradley J. Preber	Director since 2024	Age: 65

Reason for Nomination: Mr. Preber’s forty years’ experience in financial and executive positions, including leadership of a public accounting firm, including responsibilities for risk assessment and cybersecurity oversight, and his ability to serve on our Audit Committee and as an audit committee financial expert, qualify him to serve on the Board of Directors of LTC.

Background: Mr. Preber was Chief Executive Officer of Grant Thornton LLP from June 2019 to August 2022. He also was on the Board of Directors of Grant Thornton from 2014 through 2022, including as its Chairman, from December 2018 to June 2019. While at Grant Thornton, he served on its Risk Committee and International Technology and Innovation Committee. Prior to becoming Chief Executive Officer of Grant Thornton, he led its Risk Advisory Services practice. Prior to joining Grant Thornton, he held roles in other national audit, tax and advisory firms, including as a partner responsible for accounting, financial reporting and controls. He also has been a member of the Center for Audit Quality since June 2019.

Other Directorships: Mr. Preber is a director and Chair of the Audit Committee of The Plaza Group, and a director for Dine Development Company, both private entities. Since January 2025, Mr. Preber has served as a director of PKF O’Connor Davies, an accounting and advisory firm. Since January 2021, Mr. Preber also has been a Trustee for the University of New Mexico Foundation.

LTC PROPERTIES, INC.	9	2025 PROXY STATEMENT

PROPOSAL 1 ELECTION OF DIRECTORS

Wendy L. Simpson	Director since 1995	Age: 76

Reason for nomination: Ms. Simpson has served as a senior executive officer of LTC for more than two decades, including currently as Executive Chairman. Ms. Simpson brings a deep understanding of our company’s historical and current business and financial operations, and is able to lead the Board of Directors in anticipating and responding to key company developments, challenges, and opportunities. These factors qualify her to serve on the Board of Directors of LTC.

Background: Ms. Simpson was appointed Chairman of the Board of Directors of LTC in August 2013, and has served as our Executive Chairman since December 2024. She also served as Chief Executive Officer from March 2007 to December 2024, President from October 2005 through May 2020, Chief Financial Officer from July 2000 through March 2007, Treasurer from January 2005 through March 2007, and Chief Operating Officer from October 2005 through March 2007. She also was Vice Chairman of the Board from April 2000 through October 2005.

Timothy J. Triche, MD	Director since 2000	Age: 80

Reason for nomination: Dr. Triche’s current and past executive and director experience with other health care companies, and his background in the health care industry, qualify him to serve on the Board of Directors of LTC.

Background: Dr. Triche has been director of the Center for Personalized Medicine at Children’s Hospital Los Angeles since July 2010, and previously was Chairman of the Department of Pathology and Laboratory Medicine at Children’s Hospital Los Angeles. He has also been a professor of pathology and pediatrics at the University of Southern California Keck School of Medicine in Los Angeles since 1988.

Other Directorships: Dr. Triche is on the Board of Directors of Avrok Biosciences, a private biotechnology company, and NanoValent Pharmaceuticals, a private nanotechnology company. He is the Chairman of the Board of Directors and Chief Medical Officer of InteroOme, a private company he founded.

LTC PROPERTIES, INC.	10	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

Compensation for the Board of Directors currently consists of quarterly fees and periodic equity awards. One member of the Board, Ms. Simpson, is employed by our company and therefore is not entitled to receive additional compensation for her services as director. Compensation information relating to Ms. Simpson is included in the discussion and tables related to executive compensation.

Director Compensation for the Year ended December 31, 2024

The following table presents information regarding the compensation earned by, or paid to, non-employee members of the Board for their services in 2024:

	Fees Earned or		Stock
Name	Paid in Cash		Awards(1)	Total
Cornelia Cheng	$107,000		$110,000	$217,000
David L. Gruber	98,000		110,000	208,000
Boyd W. Hendrickson	125,000		110,000	235,000
Bradley J. Preber	67,000	(2)	110,000	177,000
Timothy J. Triche	107,000		110,000	217,000
(1)	Please see “Equity Awards” below for the aggregate number of stock awards and option awards outstanding at year end. The Stock Awards reflect the fair value on the grant date of the stock awards and option awards granted. Under U.S. generally accepted accounting principles (“GAAP”), compensation expense with respect to stock awards and option awards granted is generally recognized over the vesting periods applicable to the awards. For a discussion of the assumptions and methodologies used to value the stock awards and option awards granted, refer to Note 11. Equity of Notes to Consolidated Financial Statements included in our company’s 2024 Annual Report on Form 10-K.
(2)	Represents fees paid to Mr. Preber from his appointment in May 2024 through December 31, 2024.

QUARTERLY BOARD AND MEETING FEES

The following table provides the schedule of quarterly fees for each non-employee director in effect during 2024:

Type of Fee(1)	January to May	June to December
Quarterly Retainer	$15,000	$17,500
Quarterly Lead Independent Director Retainer	2,500	6,250
Quarterly Audit Committee Chairman Retainer(2)	6,250	6,250
Quarterly Compensation Committee Chairman Retainer(2)	6,250	6,250
Quarterly ESG Committee Chairman Retainer(2)	6,250	6,250
Quarterly Investment Committee Chairman Retainer(2)	6,250	6,250
Quarterly Nominating and Corporate Governance Committee Chairman Retainer(2)	6,250	6,250
Quarterly Committee Membership Fee (per Committee)	1,250	1,250
(1)	We reimburse non-employee directors for travel expenses incurred in connection with their duties as a director of our company. Travel expense reimbursements are not included in this table.
(2)	Committee Chairs do not receive an additional Committee Membership fee.

LTC PROPERTIES, INC.	11	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

EQUITY AWARDS

Directors participate in the 2021 Equity Participation Plan, which permits the Compensation Committee to grant non-qualified stock options or restricted common stock to directors from time-to-time. In 2024, the Compensation Committee granted 3,179 shares of restricted common stock at $34.60 per share to each continuing and new non-employee director serving on the day of the 2024 Annual Meeting, which was approximately $110,000 of grant value. The following table presents the number of outstanding and unexercised option awards, and the number of unvested shares of restricted common stock held by each of our non-employee directors on December 31, 2024.

		Number of Unvested
		Shares of Restricted
	Number of Options	Common Stock
Name	Outstanding	Outstanding(1)
Cornelia Cheng	—	3,179
David L. Gruber	—	3,179
Boyd W. Hendrickson	—	3,179
Bradley J. Preber	—	3,179
Timothy J. Triche	—	3,179
(1)	Vests on the earlier to occur (a) May 22, 2025, the one-year anniversary of the original date of award, or (b) the date of the next annual meeting of stockholders.

LTC PROPERTIES, INC.	12	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

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Corporate governance documents and Board committee charters are available on our website at https://ir.ltcreit.com/governance-documents and https://ir.ltcreit.com/commitee-charters
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Code of Business Conduct and Ethics

We are committed to sound corporate governance principles. To that end, we have adopted a Code of Business Conduct and Ethics applicable to members of the Board and all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons providing similar functions. If we amend or waive the Code of Business Conduct and Ethics with respect to any of our directors or executive officers, we will post the amendment or waiver on our website.

Corporate Governance Guidelines

To guide us in director independence and other governance matters, we have adopted Corporate Governance Guidelines as required by the New York Stock Exchange (“NYSE”) listing standards. The matters addressed in our Corporate Governance Guidelines include Board composition, Board meetings, Board committees, management responsibility, and stock ownership guidelines.

Board Leadership

Our business is conducted under the direction of the Board, which is elected by our stockholders. The basic responsibility of the Board is to lead and guide our company by exercising business judgment to act in what each director reasonably believes to be in the best interests of our company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that our company and its performance may benefit.

Our Executive Chairman, Wendy L. Simpson, has served as a senior executive and director of our company for more than two decades, including as Chief Executive Officer from March 2007 through December 2024. She has a deep understanding of our company’s historical and current business and financial operations, and is able to lead the Board in anticipating and responding to key company developments, challenges, and opportunities. The Board believes that Ms. Simpson serving as Executive Chairman provides our company with the right foundation to pursue strategic and operational objectives, while maintaining effective oversight and objective evaluation of the performance of our company. Ms. Simpson does not serve on any Boards of Directors other than LTC, and thus is able to devote her full attention to our company. Except for Ms. Simpson, all members of the Board of Directors are independent.

Our Corporate Governance Guidelines provide that one independent director may be appointed lead independent director. Currently, Boyd W. Hendrickson is the lead independent director. Given that, until December 2024, our company historically combined the positions of Chairman and Chief Executive Officer, the lead independent director has served an important role in our company’s Board leadership structure. The Board has adopted a Lead Independent Director Charter governing the responsibilities and duties of the lead independent director. As set forth in the Lead Independent Director Charter, the lead independent director:

◆	Acts as liaison between the independent directors and the Chairman.
◆	Ensures that independent directors have adequate resources to make informed decisions.

LTC PROPERTIES, INC.	13	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

◆	Approves meeting agendas, meeting schedules, and other information sent to the Board.
◆	Is authorized to call meetings of the independent directors.
◆	Presides at all executive sessions of the independent directors.

In addition, Pamela Shelley-Kessler and Clint Malin each became Co-Chief Executive Officer of our company on December 31, 2024. Our Corporate Governance Guidelines state the Chief Executive Officer shall be nominated annually to serve on the Board. The Board considered this guideline for the 2025 Annual Meeting of Stockholders but opted not to nominate Ms. Shelley-Kessler and Mr. Malin this year. We anticipate that the Board will reconsider this guideline prior to or in connection with the 2026 Annual Meeting of Stockholders.

Director Independence

In accordance with NYSE listing standards, our Corporate Governance Guidelines provide that:

◆	A director who is, or has been within the last three years, an employee of our company, or whose immediate family member is, or has been within the last three years, an executive officer of our company, may not be deemed independent.
◆	A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our company, other than director and committee fees and pension, or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent.
◆	A director who is, or whose immediate family member is, a current partner of a firm that is our company’s external auditor; a director who is a current employee of such a firm; a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our company’s audit within that time may not be deemed independent.
◆	A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our company’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.
◆	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, our company for property or services in an amount which, in any of the last three years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, may not be deemed independent.

Pursuant to our Corporate Governance Guidelines, the Board has reviewed the independence of our directors. As part of this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) and members of our management team or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

LTC PROPERTIES, INC.	14	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board has affirmatively determined that each of the current directors and Mr. Hawken, as a nominee standing for election, is independent within the meaning of our director independence standards, except for Ms. Simpson because of her employment as a senior executive officer of our company.

Director Education, Development and Evaluation

We recognize the importance of the Board’s continuous development. Directors benefit from ongoing education and developmental opportunities by actively participating in our business meetings, subscribing to relevant publications, and attending various industry events. These avenues enable directors to stay well-informed and broaden their understanding of trends and issues relevant to their roles. Moreover, directors benefit from specialized presentations at Board meetings delivered by a diverse group of industry experts.

Our directors engage in annual self-assessments to gauge the effectiveness of the Board, as well as its committees. This annual performance review is a component of our Corporate Governance Guidelines. The assessment involves discussions aimed at identifying what, if any, actions should be taken to enhance the overall effectiveness of the Board.

Succession Planning

The Board is responsible for reviewing LTC’s succession plan for the Co-Chief Executive Officers, and working with appropriate members of management to review general management succession plans. In performing these functions, the Co-Chief Executive Officers make available to the Board their recommendations and evaluations of potential successors, along with their review of any development plans recommended for such individuals.

Whistleblower Protection

Our company has a dedicated email address to enable all interested parties, including employees, to submit confidential complaints, concerns, unethical business practices, violations or suspected violations for any and all matters pertaining to accounting, internal controls, or auditing, as well as potential violations of a law, rule, regulation, or our Code of Business Conduct and Ethics. Our company will not tolerate retaliation for whistleblower reports made in good faith.

LTC PROPERTIES, INC.	15	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Committee Structure

Our company’s Board has five committees. The function of each committee and the membership of the committees are described below.

Audit	Compensation	Environmental, Social, and Governance	Investment	Nominating & Corporate Governance

The Board held eight meetings in 2024. Each Board member attended at least 75% of Board meetings and committees of the Board on which such member served in 2024. Our policy is to schedule our Annual Meeting of Stockholders after consulting with each director regarding their availability to help ensure their attendance. All Board members serving at the time attended our 2024 Annual Meeting of Stockholders. The following tables reflect the current composition of each committee:

Committee Memberships
Name	Audit	Compensation	Environmental, Social, and Governance	Investment	Nominating & Corporate Governance
Cornelia Cheng	◆	◆	◆	◆	◆
David L. Gruber	◆	◆	◆	◆	◆
Boyd W. Hendrickson Lead Independent Director	◆	◆	◆	◆	◆
Bradley J. Preber	◆	◆	◆	◆	◆
Wendy L. Simpson
Timothy J. Triche, MD	◆	◆	◆	◆	◆
Number of meetings in 2024	6	7	4	5	4

◆ Member    ◆ Chairperson

LTC PROPERTIES, INC.	16	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Committees and Responsibilities

AUDIT COMMITTEE	rEPORT ON pAGE 29

The Audit Committee has oversight of all compliance related to financial matters, Securities and Exchange Commission (“SEC”) reporting and auditing.

Members

◆
Bradley J. Preber, Chair
◆
Cornelia Cheng
◆
David L. Gruber
◆
Boyd W. Hendrickson
◆
Timothy J. Triche, MD

Responsibilities

◆
Appoints, determines funding, and oversees the work of our independent auditor.
◆
Participates in the selection of the lead audit engagement partner.
◆
Meets with independent auditor at least quarterly to discuss matters related to the conduct of the audit and critical accounting matters.
◆
Oversees the internal audit function and review reports of the internal auditors.
◆
Oversees risk management, reviews policies and procedures related to information security and data protection, reviews related party transactions, and establishes procedures for addressing complaints regarding accounting and other matters.

Independence

◆
The Board has determined that each member of the Audit Committee is independent within the meaning of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and NYSE listing standards.
◆
Mr. Preber qualifies as an “audit committee financial expert” as defined by SEC rules and has accounting and related financial management expertise within the meaning of NYSE listing standards.
◆
Mr. Preber has served as Chair of the Audit Committee since the 2024 Annual Meeting of Stockholders.

Meetings

◆
The Audit Committee met six times in 2024.

LTC PROPERTIES, INC.	17	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

COMPENSATION COMMITTEE	REPORT ON PAGE 64

The Compensation Committee oversees, reviews, and administers our compensation and benefit practices.

Members

◆
Timothy J. Triche, MD, Chair
◆
Cornelia Cheng
◆
David L. Gruber
◆
Boyd W. Hendrickson
◆
Bradley J. Preber

Responsibilities

◆
Reviews and approves executive officer compensation.
◆
Administers employee benefit plans.
◆
Oversees and reviews general compensation policies.

Independence

◆
The Board has determined each member of the Compensation Committee is independent within the meaning of NYSE listing standards.
◆
Dr. Triche served as Chair of the Compensation Committee during 2024 and since the 2024 Annual Meeting of Stockholders.

Meetings

◆
The Compensation Committee met seven times in 2024.

LTC PROPERTIES, INC.	18	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

ENVIRONMENT, SOCIAL AND GOVERNANCE (“ESG”) COMMITTEE

The ESG Committee conducts oversight on corporate responsibility as it relates to environment, social and governance matters.

◆
Cornelia Cheng, Chair
◆
David L. Gruber
◆
Boyd W. Hendrickson
◆
Bradley J. Preber
◆
Timothy J. Triche, MD

Responsibilities

◆
Recommends overall general strategy regarding ESG matters.
◆
Creates and reviews ESG policies, controls and risks.
◆
Reviews ESG performance, risk oversight and reporting standards.
◆
Reports to the Board current and emerging topics that may affect business performance or are otherwise pertinent to the business.

Independence

◆
The Board has determined that each member of the ESG Committee is independent within the meaning of NYSE listing standards.
◆
Ms. Cheng served as Chair of the ESG Committee during 2024 and since the 2024 Annual Meeting of Stockholders.

Meetings

◆
The ESG Committee met four times in 2024.

LTC PROPERTIES, INC.	19	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

INVESTMENT COMMITTEE

The Investment Committee oversees our investment strategy and monitors the progress of our investments.

◆
David L. Gruber, Chair
◆
Cornelia Cheng
◆
Boyd W. Hendrickson
◆
Bradley J. Preber
◆
Timothy J. Triche, MD

Responsibilities

◆
Advises the Board on the selection by management, and the performance of, our investments.
◆
Recommends any investment activities requiring Board approval including acquisitions, dispositions, and loan originations.
◆
Advises the Board and management on our investment policies and strategies.
◆
Reviews the description in our Annual Report with respect to our investment policies and strategies.

Independence

◆
The Board has determined that each member of the Investment Committee is independent within the meaning of NYSE listing standards.
◆
Mr. Gruber has served as Chair of the Investment Committee since the 2024 Annual Meeting of Stockholders.

Meetings

◆
The Investment Committee met five times in 2024.

LTC PROPERTIES, INC.	20	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for identifying suitable Board candidates, developing governance policies, overseeing ethical and legal compliance, and planning executive succession.

◆
Boyd W. Hendrickson, Chair
◆
Cornelia Cheng
◆
David L. Gruber
◆
Bradley J. Preber
◆
Timothy J. Triche, MD

Responsibilities

◆
Identifies, screens and reviews individuals qualified to serve as directors.
◆
Recommends to the Board candidates for nomination for election at the Annual Meeting of Stockholders, to fill Board vacancies, or increase the size of the Board between Annual Meetings.
◆
Oversees policies and procedures for stockholder suggestions regarding Board composition and candidate recommendations.
◆
Develops, recommends, and oversees implementation of the Corporate Governance Guidelines and Code of Business Conduct and Ethics.
◆
Reviews all corporate governance policies on a regular basis and recommends improvements when necessary.

Independence

◆
The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of NYSE listing standards.
◆
Mr. Hendrickson served as Chair of the Nominating and Corporate Governance Committee during 2024 and since the 2024 Annual Meeting of Stockholders.

Meetings

◆
The Nominating and Corporate Governance Committee met four times in 2024.

LTC PROPERTIES, INC.	21	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

2024 FOCUS AREAS: RISK, CYBERSECURITY, CORPORATE RESPONSIBILITY

risk

Management continuously monitors key risks affecting our company, including financial, strategic, operational, cybersecurity, environmental, and legal/compliance risks. The Board provides oversight, ensuring management effectively identifies, plans for, and mitigates these risks.

The Board’s oversight includes reviewing risks that may be material to our company such as those detailed in the Audit Committee’s reports, and as disclosed in our quarterly and annual reports filed with the SEC.

The Audit Committee’s responsibilities and duties include reviewing the financial and risk management policies, and also cybersecurity oversight as described below.

CYBERSECURITY

Ensuring the security of our systems and data is a critical priority. The Board and Audit Committee oversee cybersecurity efforts, supported by internal and external experts, including our Director of Information Technology. The Audit Committee is responsible for reviewing and discussing with management our company’s programs, policies, and procedures related to information security and data protection, including data privacy and network security, as they relate to financial reporting. The Board and Audit Committee receive reports on cybersecurity from management at least quarterly, and more frequently as needed. These reports typically encompass the nature of threats, defense and detection capabilities, and training activities within our company.

Our cybersecurity practices include:

Employee Education

-
Monthly training modules and simulated phishing campaigns
-
Comprehensive cybersecurity training for new hires
-
Quarterly strategy sessions between our Director of Information Technology and third-party vendors to continuously improve training and awareness

Third-Party Testing and Insurance

-
Retaining a third-party vendor to conduct regular security testing and address vulnerabilities
-
Maintaining cybersecurity insurance to mitigate financial risks associated with incidents like social engineering and system fraud (may not fully insure all future costs or losses associated with all types of cybersecurity incidents such as ransomware)

Authentication and Monitoring

-
Implementing mandatory multi-factor authentication upon login for all employees
-
Engaging a Managed Threat Response (MTR) provider to deliver continuous, managed threat detection and response

LTC PROPERTIES, INC.	22	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

-
Reviewing vendor security protocols on an annual basis for those interacting with financial data

Over the past three years, our company has not experienced any material losses or incurred significant expenses, nor been subject to penalties or settlements, due to information technology failures, data breaches, or other cybersecurity incidents.

CORPORATE RESPONSIBILITY

Our corporate responsibility strategy emphasizes stakeholder engagement to ensure our initiatives remain relevant, yield positive impacts, and serve the best interests of all stakeholders. The Board of Directors plays a crucial role in evaluating this strategy, focusing on areas within our control to enhance business resilience and contribute to our long-term success.

Environmental Stewardship (E)

Our operators and tenants are generally responsible for maintaining the properties in our portfolio, including controlling energy usage and implementation of environmentally sustainable practices at each location.

Social Responsibility (S)

We cultivate a workplace culture grounded in respect, collaboration, dignity, transparency, and integrity. This environment enables us to attract, develop, and retain high-caliber employees and Board members with distinctive backgrounds and skills, ultimately contributing to our company’s collective success.

Governance (G)

Our corporate governance is founded on principles of ethics, integrity, accountability, and transparency. These core values ensure we remain a trusted leader in our sector, fostering sustainable value creation, building stakeholder trust, and driving responsible business practices.

LTC PROPERTIES, INC.	23	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Consideration of Director Nominees

The Board, through its Nominating and Corporate Governance Committee (“NCGC”), is responsible for selecting director candidates to be nominated and appointed. The NCGC consults with the Co-Chief Executive Officers for candidate recommendations and considers stockholder recommendations.

Periodically, at the Board's request, the NCGC reviews the requisite skills and characteristics needed based on the current Board composition. As part of its review, the NCGC considers whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities.

The NCGC seeks to have a Board of Directors with a diversity of background and experience and considers, among other criteria, the following:

◆	The primary consideration is the current need for additional Board members with specific skill sets to fill vacancies or expand the Board's size.
◆	The Board encourages the selection of directors who align with corporate goals and fulfill the Board's responsibility to stockholders.
◆	Prospective candidates must demonstrate the capacity to dedicate sufficient time, energy, and attention to fulfill their duties as Board members, including active participation in Board and committee meetings.

The Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees.

Director Selection Process

◆	Step 1: The NGCG makes an initial assessment to decide whether a comprehensive evaluation of the candidate is warranted.
◆	This preliminary determination relies on the information provided with the candidate's recommendation and the NCGC’s knowledge.
◆	The NCGC may seek additional information by making inquiries to the person(s) recommending the candidate or others regarding the candidate's qualifications.
◆	The NCGC may conduct interviews with prospective nominees in person, virtually or by telephone.
◆	Step 2: Following the evaluation and interviews, the NCGC presents recommendations to the full Board regarding the individual(s) who should be nominated.
◆	Step 3: The Board then determines the final nominees, after taking into account the NCGC’s recommendation and report.

LTC PROPERTIES, INC.	24	2025 PROXY STATEMENT

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Stockholder Recommendations

The NCGC and the Board will consider director candidates recommended for election to the Board by stockholders in the same manner and using the same criteria as used for any other director candidate.

The stockholder should submit the recommendation sufficiently in advance of an annual meeting together with the following information:

◆	Stockholder’s name and address, as they appear in our books and records.
◆	Class and number of shares of our capital stock which are beneficially owned by the stockholder on the date of recommendation.
◆	Any other stockholders known to be supporting the candidate on the date of recommendation.
◆	Candidate’s name and age.
◆	Candidate’s business and residence addresses.
◆	Candidate’s principal occupation or employment.
◆	Class and number of shares of our capital stock which are beneficially owned by the candidate on the date of recommendation.
◆	Candidate’s consent to serve as a director if elected.

The NCGC may request additional information concerning a recommended candidate as it deems reasonably required to determine the eligibility and qualification of the candidate to serve as a member of the Board of Directors.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the NCGC as described above) must deliver written notice to our Corporate Secretary in the manner described in our Bylaws and as described further under “Stockholder Proposals and Nominations” in this proxy statement.

Recommendations should be sent to:

Nominating and Corporate Governance Committee

LTC Properties, Inc.

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

LTC PROPERTIES, INC.	25	2025 PROXY STATEMENT

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Stockholders are being asked to approve, on an advisory basis, the compensation of named executive officers as disclosed in this proxy statement. At the company's 2023 Annual Meeting of Stockholders our stockholders indicated their preference to hold a non-binding stockholder vote to approve the compensation of our named executive officers on an annual basis. The next vote to approve the compensation of our named executives is expected to be held at the company's 2029 Annual Meeting of Stockholders.

This vote is advisory and therefore not binding on LTC, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinion of our stockholders, and to the extent there is any significant vote against LTC’s named executive officer compensation, the Board will consider the reasons for such a vote, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Accordingly, stockholders are being asked to vote on the following resolution at the 2025 Annual Meeting:

“RESOLVED, that the stockholders of LTC Properties, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in LTC Properties, Inc.’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the summary compensation table, and the other related tables and disclosure.”

◆

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Required Vote and Recommendation

Approval, on an advisory basis, of named executive officer compensation will require the affirmative vote of a majority of all votes cast on this advisory proposal at a meeting at which a quorum is present. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and this will have no effect on the result of the vote although they will count toward the presence of a quorum for Proposal 2. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.

LTC PROPERTIES, INC.	26	2025 PROXY STATEMENT

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the independent registered public accounting firm to audit LTC’s consolidated financial statements for the year ending December 31, 2025. Ernst & Young LLP served as our independent registered public accounting firm during 2024, and also provided certain tax services as described in the Independent Registered Public Accounting Firm Fees and Services section of this proxy statement. One or more representatives of Ernst & Young LLP is expected to be present at the virtual 2025 Annual Meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee considers a number of factors in deciding whether to re-engage Ernst & Young LLP as the independent registered public accounting firm, including the following:

◆
Close alignment of Ernst & Young LLP’s footprint and resources with our geographies and business activities.
◆
Robust independence controls and objectivity.
◆
Deep institutional company and industry knowledge, experience, and expertise.
◆
Length of Ernst & Young LLP’s service to LTC.

Although ratification is not required by our company’s Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee, at its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

◆

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS LTC’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

Required Vote and Recommendation

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, requires the affirmative vote of a majority of all the votes cast on this ratification proposal at a meeting at which a quorum is present. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast, and will have no effect on the result of the vote although they will count toward the presence of a quorum for Proposal 3. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against Proposal 3 or abstention is specifically indicated in the proxy.

LTC PROPERTIES, INC.	27	2025 PROXY STATEMENT

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Ernst & Young LLP audited our financial statements for the year ended December 31, 2024, and has been our auditor since LTC’s founding in May 1992. Their fees for the last two fiscal years were:

	2024	2023
Audit Fees	$892,000	$774,000
Audit-Related Fees	—	—
Tax Fees	118,415	91,575
All Other Fees	—	—

AUDIT FEES

For 2024 and 2023, these fees represent aggregate fees billed for professional services rendered for the audit of our annual financial statements and internal control over financial reporting, the review of the financial statements included in our Quarterly Reports on Form 10-Q, advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and work on securities and other filings with the SEC, including comfort letters and consents.

TAX FEES

These fees represent aggregate fees billed for services rendered for tax compliance and consultation, including REIT qualification matters, during 2024 and 2023.

All audit, audit-related and tax services were pre-approved by the Audit Committee. On an annual basis the Audit Committee pre-approves specifically described audit, audit-related and tax services to be performed by Ernst & Young LLP. The Audit Committee has delegated to the Audit Committee Chairman the authority to pre-approve non-audit services to be performed by Ernst & Young LLP, provided that the Chairman shall report any decision to pre-approve such non-audit services to the full Audit Committee at its next regular meeting.

In accordance with Section III, Item 6 of the Audit Committee Charter, the Audit Committee reviewed the effectiveness of Ernst & Young LLP’s audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services provided. The Audit Committee concluded that the provision of the non-audit services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

LTC PROPERTIES, INC.	28	2025 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors (the “Board”) of LTC Properties, Inc. (“LTC”) has oversight of all compliance related to financial matters, Securities and Exchange Commission reporting, and auditing. Additionally, it is the Audit Committee’s duty to review annually the Audit Committee Charter and recommend any changes to the Board.

The Audit Committee is appointed by the Board to assist the Board in its oversight function by monitoring, among other things, the integrity of LTC’s financial statements, LTC’s financial reporting process and the independence and performance of the independent registered public accounting firm. It is the responsibility of LTC’s management to prepare financial statements in accordance with U.S. generally accepted accounting principles and of LTC’s independent registered public accounting firm to audit those financial statements. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate, compensate and retain, approve significant non-audit services, confirm the independence of the independent registered public accounting firm and, where appropriate, replace the independent registered public accounting firm.

Management is responsible for LTC’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of LTC’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, LTC’s independent registered public accounting firm. Management represented to the Audit Committee that LTC’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

Additionally, the Audit Committee has received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence from Ernst & Young LLP, and has discussed with Ernst & Young LLP its independence from LTC and its management. The Audit Committee also has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining its independence.

Further, the Audit Committee periodically meets with Ernst & Young LLP, without management present, to discuss the results of their examinations, the evaluations of LTC’s internal controls and the overall quality of LTC’s financial reporting. During the past year, the Audit Committee met with Ernst & Young LLP five times in total, and two times without management present.

LTC PROPERTIES, INC.	29	2025 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in its Charter, the Audit Committee recommended to the Board that the audited financial statements be included in LTC’s 2024 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee
Bradley J. Preber, Chairman
Cornelia Cheng David L. Gruber Boyd W. Hendrickson
Timothy J. Triche, MD

LTC PROPERTIES, INC.	30	2025 PROXY STATEMENT

PROPOSAL 4
◆

AMENDMENT AND RESTATEMENT OF OUR COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

At the 2025 Annual Meeting, stockholders will be asked to approve the amendment and restatement of our company’s Charter to increase the number of authorized shares of our common stock, $0.01 par value per share, from 60,000,000 to 110,000,000 shares. On March 31, 2025, the Board of Directors adopted a resolution setting forth this proposed amendment and restatement of our Charter and declaring it advisable, and directed that this proposed amendment and restatement be submitted to our stockholders for consideration at the 2025 Annual Meeting.

As of March 31, 2025, our company had 45,887,855 shares of common stock outstanding. Without giving effect to the shares already reserved for issuance under existing agreements, 23.5% of our authorized shares of common stock remain available for future issuances. However, as of March 31, 2025, our company had 12,267,023 shares reserved under our Equity Distribution Agreement and 1,368,338 shares reserved under our 2021 Equity Participation Plan. As a result, we have committed to the potential issuance of an additional 13,635,361 shares of common stock, in the aggregate, leaving 476,784 authorized shares of common stock uncommitted and available for future issuance.

Authorized and unissued shares of common stock, and any additional shares of common stock to be authorized pursuant to the proposed amendment, may be issued from time to time as the Board deems appropriate. The Board may authorize the issuance of shares of common stock, whether now or hereafter authorized, or securities or rights convertible into shares of common stock, for such consideration as the Board may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in our Charter or Bylaws or Maryland law.

We believe the ability to issue additional shares of common stock provides our company with valuable financing options, including as direct issuances, as part of an offering of convertible preferred stock or convertible bond, as acquisition consideration or as a stock dividend, among other possible financing structures. As of the date of this proxy statement, we have no present undisclosed plans to issue additional shares of common stock.

Our Equity Distribution Agreement relates to the direct offer and sale of shares of our common stock through certain agents and the future issuance of shares of our common stock to forward purchasers pursuant to certain forward sale agreements, in each case from time to time as and when we so determine. We believe that our company has a sufficient number of authorized but unissued shares of common stock reserved and available to complete the transactions contemplated by our Equity Distribution Agreement involving the direct offer and sale of such shares, but not for the future issuances pursuant to forward sale agreements, which involve additional share reservation requirements. Moreover, if such transactions involving the direct offer and sale of such shares should be completed, the remaining authorized but unissued shares of common stock available could be insufficient to permit our company to engage in certain future financing transactions. The Board therefore believes that it is important to increase the number of authorized shares of common stock to provide our company with flexibility to act promptly with respect to any future transactions, including future issuances of shares pursuant to forward sale agreements, which the Board determines to be in the best interests of our stockholders.

LTC PROPERTIES, INC.	31	2025 PROXY STATEMENT

PROPOSAL 4 AMENDMENT TO CHARTER TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The availability of additional authorized shares of common stock will also bring our company closer in line with the sixteen companies remaining in our 2024 peer group, as of December 31, 2024, with respect to authorized common stock. Our 2024 peer group consists of nineteen companies, three of which were acquired during 2024, and is listed in the Executive Compensation Discussion and Analysis of this proxy statement. Currently, our company’s number of authorized shares of common stock is substantially lower than almost all of the companies remaining in our 2024 peer group, with the number of authorized shares of common stock of fourteen of such companies ranging from 125,000,000 to 1,000,000,000 and the average of all sixteen of such companies being 432,812,500 shares of common stock.

In addition, as noted above, based upon the number of shares of common stock of our company outstanding on March 31, 2025, only 23.5% of our authorized shares of common stock remain available for future issuances, without giving effect to the shares already reserved for issuance under existing agreements which would substantially reduce this percentage. In contrast, based upon information derived from our remaining 2024 peer group’s most recent Form 10-Ks filed with the SEC, the companies have, on average, a significantly greater percentage of their authorized shares of common stock unissued and available for future issuances, making them better able to take advantage of favorable opportunities in a timely manner.

The increase in the number of authorized shares of common stock could have an anti-takeover effect, although this is not the intent of the Board of Directors in proposing the amendment and restatement of our Charter. For instance, our authorized but unissued capital stock could be issued in one or more transactions that would make it more difficult or costly, and less likely, to execute a takeover of us. As of the date of this proxy statement, we are not aware of any attempt or plan to obtain control of us.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR the APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

If the proposed amendment and restatement of our Charter is approved, any or all of the additional authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders. The issuance of additional shares of common stock otherwise than on a pro-rata basis to all current stockholders would have the effect of reducing the proportionate stock interest of our current stockholders.

The full text of the amendment to Section 7.1 of the Charter increasing the number of authorized shares of common stock is set forth in the Articles of Amendment and Restatement attached hereto as Appendix B, which assumes that Proposal 4 is approved by our stockholders.

If the proposed amendment and restatement of our Charter is approved by our stockholders, it will become effective upon filing with, and acceptance for record by, the State Department of Assessment and Taxation of Maryland of the Articles of Amendment and Restatement as required by Maryland law.

Required Vote and Recommendation

The affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of common stock of our Company is required for approval of this proposed amendment and restatement of our Charter. For purposes of the vote on Proposal 4, abstentions and broker non-votes will have the effect of a vote AGAINST the Proposal. However, because Proposal 4 is a “routine” matter on which a broker is generally empowered to vote, it is unlikely that any broker non-votes will occur. Properly executed, unrevoked proxies will be voted FOR Proposal 4 unless a vote against Proposal 4 or abstention is specifically indicated in the proxy.

LTC PROPERTIES, INC.	32	2025 PROXY STATEMENT

EXECUTIVE OFFICERS

The Board of Directors has determined the following individuals currently are our company’s Executive Officers as that term is defined in Rule 3b-7 under the Exchange Act.

LTC’s Executive Officers have a long-term history of working together as a team in various capacities.

Wendy L. Simpson	executive officer since 2000
Executive Chairman	Age 76

Wendy Simpson has been LTC’s Executive Chairman since December 2024. She initially was appointed Chairman of the Board in 2013. She has been on LTC’s Board since 1995, including a five-year tenure as Vice Chairman.

Wendy previously served as Chief Executive Officer from 2007 to December 2024 and President from 2007 to 2020. She joined our company in 2000 as Chief Financial Officer and has also served as Treasurer, President and Chief Operating Officer.

Prior to joining LTC, Wendy held executive positions in public companies that owned acute care hospitals, LTACHs, psychiatric hospitals and home health services. She began her career in public accounting, and has more than 25 years of experience in health care related businesses.

Pamela J. Shelley-Kessler	executive officer since 2007
Co-President and Co-Chief Executive Officer	Age 59

Pamela Shelley-Kessler has been LTC’s Co-Chief Executive Officer since December 2024 and Co-President since May 2020. She previously served as Chief Financial Officer from 2007 to December 2024.

Pam joined LTC in 2000 as Vice President and Controller, and has also served as Senior Vice President, Executive Vice President, and Corporate Secretary.

Prior to joining LTC, Pam was the Corporate Controller for a privately held commercial and multifamily real estate developer. She previously also was the Director of Financial Reporting for Irvine Apartment Communities, a Southern California publicly traded apartment REIT, and the Assistant Controller of the Inland Empire division of KB Home, a publicly traded homebuilder. She began her career as a certified public accountant at Ernst & Young.

From January 2018 to March 2024, she served on the Board of Directors, including on its Audit Committee, of Physician’s Realty Trust, a publicly traded REIT. Since the March 2024 merger of Physician’s Realty Trust into Healthpeak Properties, Inc., a NYSE-listed company (DOC), she has continued to serve on Healthpeak Properties, Inc.’s Board of Directors.

LTC PROPERTIES, INC.	33	2025 PROXY STATEMENT

EXECUTIVE OFFICERS

Clint B. Malin	executive officer since 2007
Co-President, Co-Chief Executive Officer, and Chief Investment Officer	Age 53

Clint Malin has been LTC’s Co-Chief Executive Officer since December 2024 and Co-President since May 2020. He has also served as Chief Investment Officer since joining LTC in 2004. He previously served as Vice President, Senior Vice President, and Executive Vice President.

Prior to joining LTC, Clint was the Vice President of Corporate Real Estate for Sun Healthcare Group, Inc. (now Genesis HealthCare) where he was responsible for acquisitions and portfolio management.

Clint began his career in public accounting working for KPMG and Arthur Andersen.

Caroline Chikhale	executive officer since 2024
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	Age 48

Caroline Chikhale has been LTC’s Chief Financial Officer and Secretary since December 2024, Executive Vice President since 2020, and Treasurer since 2007. She previously was Chief Accounting Officer between 2020 and December 2024.

Caroline joined LTC in 2002 as an Accounting Manager and has also served as Senior Vice President, Vice President, Controller, Assistant Controller and Assistant Treasurer.

Prior to joining LTC, Caroline was a Senior Auditor at Ernst & Young.

Gibson Satterwhite	executive officer since 2025
Executive Vice President, Asset Management	Age 49

Gibson Satterwhite was appointed LTC’s Executive Vice President of Asset Management in February 2025. He previously had been Senior Vice President of Asset Management since 2020.

Gibson joined LTC in 2016 as an Asset Manager and has also served as Vice President, Asset Management.

Prior to joining LTC, Gibson held executive financial positions in privately held companies in seniors housing and manufacturing.

Gibson began his career in equity research at Citigroup Asset Management and has over 20 years of investment and operations experience.

LTC PROPERTIES, INC.	34	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION Discussion AND ANALYSIS

This Executive Compensation Discussion and Analysis (“CD&A”), explains the executive compensation program for our named executive officers (“NEOs”). This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to NEOs’ 2024 compensation. For the year ended December 31, 2024, our NEOs consisted of Wendy Simpson, Pamela Shelley-Kessler, Clint Malin, and Caroline Chikhale.

Business Overview

Throughout 2024, we worked to position LTC for long term growth. We completed our long-term management succession plan in December 2024 when Ms. Simpson became our Executive Chairman and Ms. Shelley-Kessler and Mr. Malin were promoted to the Co-CEO position. We also reduced our leverage, increased our liquidity, and substantially improved both our debt and fixed charge coverage ratios. We continued our policy of having well-staged debt maturities matched to our projected cash flow. We believe that LTC is in one of the best positions it’s been in for accretive growth. We have made substantial progress in diversifying our portfolio, shoring up our balance sheet, and importantly, adding a new investment structure, RIDEA, that should become a mainstay for future growth.

2024 Transaction History

◆	Entered into a newly formed $122.5 million joint venture (“JV”) with ALG Senior (“ALG”), whereby exchanged our $64.5 million mortgage loan receivable due from an ALG affiliate for a 53% controlling interest in the JV. This mortgage loan was secured by 13 assisted living and memory care communities in North Carolina (12) and South Carolina (1). Concurrently, ALG contributed these properties to the joint venture for a 47% non-controlling interest. The JV leased the properties to an ALG affiliate under a 10-year master lease, with two five-year renewal options and provided the seller-lessee with a purchase option exercisable through 2028, with an exit IRR of 8.0%.
◆	Entered into a second newly formed $41.0 million JV with ALG, whereby we exchanged $38.0 million mortgage loan receivables due from an ALG affiliate for a 93% controlling interest in the JV. This mortgage loan was secured by four assisted living communities in North Carolina. Concurrently, ALG contributed these properties and a parcel of land to the joint venture for a 7% non-controlling interest. The JV leased the properties to an ALG affiliate under a 10-year master lease, with two five-year renewal options and provided the seller-lessee with a purchase option exercisable through 2028, with an exit IRR of 8.0%.
◆	Originated a $12.7 million mortgage loan to a current LTC operator secured by a skilled nursing and assisted living campus in Texas. The investment commitment includes $11.2 million which was funded at origination, an interest reserve of $0.8 million and a capital expenditure reserve of $0.8 million. In accordance with GAAP, this mortgage loan is accounted for as an unconsolidated JV. The five-year mortgage loan is interest-only.
◆	Committed to fund a $26.1 million mortgage loan for the construction of a 116-unit independent living, assisted living and memory care campus in Illinois. The borrower contributed $12.3 million of equity which will initially fund the construction. Once all of the borrower’s equity is drawn, we will begin funding the commitment. The loan term is approximately six years at a current rate of 9.0% and an IRR of 9.5%.

LTC PROPERTIES, INC.	35	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

◆	Generated $38.9 million in net sales proceeds, resulting in net gains of $8.0 million, as follows:

	Type	Number	Number
	of	of	of	Sales	Carrying	Net
State	Properties	Properties	Beds/Units	Price	Value	Gain (Loss)
Colorado	ALF	1	—	$5,250	$4,058	$1,097
Florida	ALF	1	60	4,500	4,579	(289)
Texas	ALF	5	208	1,600	1,282	(390)
Texas	ALF	2	—	500	389	—
Texas	ALF	1	80	7,959	4,314	3,635
Wisconsin	ALF	1	110	20,193	16,195	3,986
n/a(1)	n/a	—	—	—	—	(60)
Total		11	458	$40,002	$30,817	$7,979

(1) We recognized an additional loss due to additional incurred costs related to properties sold during 2023.
◆	Received $82.4 million related to the payoff of three mortgage loans as follows:
◆	$51.1 million from the pay-off of a mortgage loan secured by a senior housing community in Georgia.
◆	$29.3 million from the pay-off of a mortgage loan secured by a skilled nursing center in Louisiana.
◆	$2.0 million from the pay-off of a mortgage loan secured by a parcel of land in Missouri.
◆	Received $12.1 million related to the partial paydown of a $13.5 million working capital loan.
◆	Extended the maturity of our revolving line of credit agreement to November 19, 2026 and exercised the accordion feature under the agreement to increase our revolving line of credit by $25 million to $425 million.
◆	Entered into a new $400 million Equity Distribution Agreement, which includes a forward feature, and subsequently terminated our former $200 million Equity Distribution Agreement.
◆	Sold 2,363,270 shares of common stock for $83.1 million in net proceeds under our Equity Distribution Agreements. The weighted average sales price, net of commissions of $1.1 million, was $35.17.

2024 portfolio management

◆	Amended a master lease covering 11 skilled nursing centers in Texas to extend the lease term to December 31, 2028, with two five-year renewal options. Rent will increase to $9.5 million in 2025, and $10.0 million in 2026, escalating 3.1% annually thereafter. Rent was $9.0 million in 2024 and $8.0 million in 2023. As a condition of the amended master lease, the operator paid $12.1 million during 2024, towards its $13.5 million working capital note. The remaining $1.4 million balance of the working capital note is interest-free and will be repaid in installments through 2028.
◆	An operator exercised its renewal option under its master lease for five years, from March 2025 through February 2030. Annual cash rent for 2024 was $8.0 million, escalating 2.5% annually. The master lease covers four skilled nursing centers, three in Texas and one in Wisconsin, and a behavioral health care hospital in Nevada.
◆	An operator notified us that for strategic reasons, it has elected not to exercise the renewal option on a master lease covering seven skilled nursing centers in California (1), Florida (2), and Virgina (4) that matures in January 2026. The operator is obligated to pay rent on the portfolio through maturity and is

LTC PROPERTIES, INC.	36	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

current on rent obligations. Subsequent to December 31, 2024, we engaged a broker to sell or re-lease all of the properties in the portfolio.

Key Credit Metrics as of December 31, 2024

◆	Debt to enterprise value of 29%, down from 39% from the prior year.
◆	Debt to annualized adjusted EBITDAre of 4.3x, compared with 5.5x from the prior year.
◆	Improved liquidity, with $280.7 million available under our unsecured revolving line of credit compared with $$97.8 million from the prior year, and $390.3 million available under our equity distribution agreement compared with $76.0 million from the prior year.

Key financial Metrics as of December 31, 2024

◆	Year-over-year revenue for 2024 increased $12.6 million, or 6.4%, primarily due to one-time income from former operators and additional straight-line rental income related to restoring accrual basis accounting for two master leases as required by GAAP, rental income from acquisitions, loan originations, annual escalations and capital improvement funding, partially offset by property sales and loan payoffs.
◆	Year-over-year funds from operations (“FFO”), excluding non-recurring items in both periods, increased $7.9 million, or 7.3%, primarily due to a decrease in interest expense from paying down on our revolving line of credit and scheduled principal paydowns on our senior unsecured notes, as well as revenue increases discussed above, partially offset by higher general and administrative expenses.
◆	The 2024 non-recurring items for FFO represent $4.1 million of one-time income from former operators, $3.2 million of additional straight-line rental income related to restoring accrual basis accounting for two master leases, $2.8 million of rental income received in connection with the sale of two properties, and $1.8 million of provision for credit losses recovery related to loan payoffs, offset by $2.2 million of provision for credit losses related to loan originations, the write-off of an uncollectible note receivable and straight-line rent receivable.
◆	The 2023 non-recurring items for FFO represent $3.6 million of provision for credit losses related to the write-off of a note receivable in connection with a pending sale of seven properties in Texas and transition of three properties to new operators, and $1.8 million of provision for credit losses reserve related to the acquisition of 11 assisted living communities accounted for as a financing receivable, and two mortgage loan originations, offset by $1.6 million of prepayment fee and exit IRR received in connection to the payoff of two mezzanine loans.
◆	Year-over-year funds available for distribution (“FAD”), excluding non-recurring items in both periods, increased $4.2 million, or 3.7%, primarily due to a decrease in interest expense, cash income from acquisitions, loan originations, annual escalations and capital improvement funding, partially offset by property sales and higher general and administrative expenses.
◆	The 2024 non-recurring items for FAD represent the $4.1 million of one-time income from former operators, $2.8 million of rental income received in connection with the sale of two properties, and $886,000 of exit IRR received in connection with the exchange of three mortgage loan receivables for controlling interest in two JVs.
◆	The 2023 non-recurring items for FAD represent the $1.6 million of prepayment fee and exit IRR received in connection with the payoff of two mezzanine loans.
◆	Continued the payment of $0.19 per share of monthly dividends as a result of our company’s long history of maintaining and defending its low-leveraged balance sheet.

LTC PROPERTIES, INC.	37	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

FFO and FAD are used by our company as supplemental measures of operating performance. FFO excluding non-recurring items, and FAD excluding non-recurring items allows management to compare our company’s operating performance against other REITs and across time periods on a consistent basis. These are non-GAAP metrics.

For more information about FFO excluding non-recurring items, FAD excluding non-recurring items, debt to enterprise value, and annualized adjusted EBITDAre, refer to the non-GAAP reconciliation in Appendix A to this proxy statement.

Further, performance data provided by our independent compensation consultant both at the start of 2024 and in early 2025 showed that our financial operating performance was well above the median of our peers for return on invested capital, return on assets and return on equity, which all were in the upper quartile of our peer group.

2024 COMPENSATION HIGHLIGHTS

We seek to closely align the interests of our executive officers with those of our stockholders. We have structured our executive compensation program to support this alignment, with a majority of our total compensation delivered through annual bonuses, as well as performance and time-based equity incentives. Our long-term equity incentive awards consist of contingent performance stock units (“PSUs”) and restricted common stock awards (“RSAs”).

On December 31, 2024, we completed our long-term management succession plan as Ms. Simpson became our Executive Chairman and Ms. Shelley-Kessler and Mr. Malin were promoted to the Co-CEO position. There were no special compensation actions taken in 2024 to recognize this transition. Highlights of our executive compensation program for 2024 reflect salary and total direct compensation amounts that were near the median for the Executive Chairman during the year while she operated as our CEO and that were below the median for the Co-CEOs who were operating as Co-President and Chief Financial Officer (Ms. Shelley-Kessler) and Co-President and Chief Investment Officer (Mr. Malin) during most of 2024:

◆	The Co-CEOs’ salaries increased by approximately 6% to $560,000. These were in consideration of the potential transition from their roles as Co-President and Chief Financial Officer (Ms. Shelley-Kessler) and Co-President and Chief Investment Officer (Mr. Malin) to the Co-CEO role. The new 2024 salaries provided to the Co-CEOs were below the median for a CEO in our peer group.
◆	The 2024 bonus plan was 50% based on 2024 diluted FAD excluding non-recurring items adjusted to include $4.1 million of one-time income from former operators and $2.8 million of rental income received in connection with the sale of two properties, and excludes the effect of equity issuances during 2024 (“Adjusted FAD”). The inclusion of the one-time income in the performance assessment was to reward executives for the negotiation efforts resulting in the receipt of additional income. Also, the exclusion of the effects of the equity issuance from the performance assessment was due to inherent dilution of using equity as a source of capital.
◆	The Adjusted FAD goal was set using the budget at the start of 2024 at $2.82 per share, and the final 2024 Adjusted FAD performance was $2.83 per share, which funded 109% of target for the 50% of bonus tied to Adjusted FAD performance. The final bonus payout was 109% of target, as the Compensation Committee scored the 50% of the bonus based on subjective assessment at 109% of target for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin to ensure that total bonus was approximately 109% of target in light of its overall assessment of performance during the year.
◆	The Co-CEOs’ 2024 equity grant values were increased so that the Co-CEO’s target total compensation in 2024 was at median. Equity grant value for all three NEOs remained 50%, contingent on a positive three-year total stockholder return (“TSR”) targeted to 22.5%.

LTC PROPERTIES, INC.	38	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

◆	Equity awards during 2024 had grant date fair value as reported in the Summary Compensation Table that was approximately 50% contingent on our three-year TSR, with a requirement that TSR is 22.5% over three years for absolute TSR performance stock units and that our TSR over three years exceeds the 55th percentile of the applicable TSR peer companies for relative TSR performance stock units to earn at least target. The Co-CEO’s 2024 equity grant value was set at median of peer data available to the Compensation Committee at the time.
2024 “Say On Pay” Vote

At LTC’s 2024 Annual Meeting of Stockholders, approximately 92% of the votes cast in the advisory “say-on-pay” vote were for approval of named executive officer compensation. The Board and Compensation Committee have considered the results of the 2024 “say-on-pay” vote and believe it indicates that stockholders are supportive of our company’s executive compensation program, which has generally continued with the same structure and value in 2024. The Board and Compensation Committee will continue to consider “say-on-pay” votes in formulating future executive compensation policies and decisions.

Executive Compensation Program Philosophy and Objectives

Our executive compensation program may be summarized as follows:

◆
An executive’s salary, bonuses, incentive compensation and other benefit programs should reflect their role, our company’s performance, and the executive’s individual performance and effort.
◆
Compensation should provide a financial interest in our company that parallels the financial interests of our stockholders.
◆

◆
We endeavor to ensure that the compensation programs for our executives are effective at attracting and retaining the key executives responsible for our success, and are administered to support the long-term interests of our company and our stockholders.
◆
Through the oversight of the Compensation Committee, we seek to align total compensation for executive management with our overall performance, as well as the individual performance and role of each executive.

◆

Executive Compensation Program Elements

We believe each element of our executive compensation program helps us achieve one or more of our compensation objectives as follows:

Base salary

Attract, motivate, and retain qualified key executives. We believe base salaries should reflect job responsibilities, experience, value to our company, future potential, individual performance/expertise and competitiveness of the market for the executives’ services/salary norms for persons in comparable positions at comparable companies. We believe that it is important to provide executives with predictable benefit amounts that reward the executives’ continued service. Salaries are set in the first quarter of the year, with reference to both market data and prior-year performance.

LTC PROPERTIES, INC.	39	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Annual bonuses

Reward company performance and individual performance. We believe annual bonuses should be linked to individual performance and to our company’s performance as a whole, and where practicable, should be related to variables under our management’s control. The target bonus is set in the first half of the year, and actual bonuses are scored at the end of the year, after performance is known.

Long-term equity incentives

Align executives’ financial interests with those of our stockholders. We believe that long-term compensation should motivate and reward the creation and preservation of long-term stockholder value through both price increases and dividends. Long-term equity incentives typically vest over multiple years to reward performance over one or more years, or based on achieving certain performance targets.

Severance

Severance protections consistent with the industry. We believe that providing our executives with severance and other benefits upon termination of employment or change in control is consistent with the severance protections offered by similar companies, and is an integral part of total executive compensation. The rationale for providing severance if there is no change in control is to ensure smooth officer transitions with a release from claims against our company. The rationale for providing severance for termination following a change in control is to neutralize an executive’s interest in ongoing personal employment in the event that the Board determines it is in our stockholders’ best interest to sell our company.

Other Elements of Compensation

In addition to the primary elements of the executive compensation program described above, our executives are eligible to participate in employee benefits and group insurance generally available to employees.

401(k) Savings Plan

We have a 401(k) Plan which is a defined contribution plan covering all of our full-time employees. Each year, participants may contribute pre-tax annual compensation but limited to amounts set by the IRS. In 2024, the contributions may not exceed $23,000, or $30,500 if the employee is 50 years or older. We match up to 3% of salaries for our vice presidents, and contribute 3% of the individual’s salary and bonus for staff. We do not match contributions for our executive officers at the senior vice president level and higher.

Benefits

With limited exceptions, the Compensation Committee’s policy is to provide benefits to executive officers that are substantially the same as those offered to other officers of our company at or above the level of vice president. Except for the health insurance benefits described in “Severance and Other Benefits Upon Termination of Employment or Change in Control” and the supplemental medical insurance described below, the employee benefits programs in which our executive officers participate (which provide benefits such as medical, dental and vision coverage, life insurance protection, and the 401(k) savings plan) are generally the same programs offered to all of our full-time employees. Our officers at the level of vice president and above are eligible to participate in a supplemental medical insurance program which reimburses participants up to a maximum of $10,000 per year for eligible out-of-pocket medical expenses, such as primary insurance co-payments, deductibles, and certain elective medical procedures not covered by the employee’s primary insurance policy.

LTC PROPERTIES, INC.	40	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Dividends

Our named executive officers receive dividends on restricted common stock awards, and accumulate dividend equivalents that are paid in cash upon vesting of earned performance stock unit awards (no dividends are paid for performance stock unit awards that are not earned). Dividends for 2024 paid on restricted common stock are disclosed under All Other Compensation in the 2024 portion of the Summary Compensation Table, and dividend equivalents are included in the grant date fair value of the PSUs.

Compensation Governance Policies and Guidelines

Prohibition on Pledging and Hedging Stock

Pursuant to our company’s Insider Trading Policy, we prohibit employees and directors from pledging or hedging their shares in our company’s common stock. These robust prohibitions, which cover a full range of transactions, (i) include purchasing financial instruments or otherwise engaging in transactions that are designed to or have the effect of hedging the economic risk of ownership in our company’s common stock, and (ii) do not permit any pre-clearance or pre-approval exceptions for executive officers and directors. All of our executive officers and directors were in compliance throughout 2024 with these anti-pledging and anti-hedging provisions.

COMPENSATION RECOVERY AND Clawback

The Compensation Recovery Policy, adopted by the Board in 2023 in accordance with the NYSE listing standards, requires our company to recover reasonably promptly from executive officers any erroneously awarded incentive-based compensation in the event of an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Compensation Recovery Policy is included as an exhibit to our company’s 2024 Annual Report on Form 10-K. The Compensation Committee is responsible for overseeing the administration of the Compensation Recovery Policy.

In addition, each of the senior executive employment agreements for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin contains a clawback provision. In particular, their November 12, 2014 employment agreements provide the Board of Directors with the contractual ability to clawback a cash or share grant bonus in the event of a restatement of our financial results if:

◆	The restatement is attributable to misconduct or wrongdoing by the executive.
◆	The bonus was issued within three years preceding the restatement.
◆	The bonus was calculated and awarded pursuant to a specific financial formula.
◆	The bonus would have been diminished based on the restated financial results.

Each of Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin also signed an acknowledgement in connection with the 2023 adoption of the Compensation Recovery Policy agreeing to be bound by, and to comply with, its terms and conditions. The executive employment agreement for Ms. Chikhale dated February 19, 2025 contractually provides that she will be subject to the Compensation Recovery Policy.

Minimum Vesting Period

All of the equity awards to our executives as approved by the Compensation Committee are subject to a vesting period of three years, whereas RSAs vest ratably over three years and PSUs cliff-vest after three years to the extent earned, or one year for RSAs awarded to Directors.

LTC PROPERTIES, INC.	41	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

We encourage our executives to hold our company’s common stock on a long-term basis. The following table reflects our company’s stock ownership guidelines that establish minimum holding requirements for our executives and independent directors:

Title	Guidelines	Achievement
Executive Chairman/ Co-CEO/Co-President	6x base salary	Five years from the date of hire, promotion or appointment to achieve the targeted level of ownership.
CFO	3x base salary
EVP	2x base salary
Independent Directors	5x annual retainer	Five years from the date of election to achieve the targeted level of ownership.

Our company’s stock ownership guidelines recommend that the Executive Chairman, Chief Executive Officer/Co-Chief Executive Officers, President/Co-Presidents, Chief Financial Officer and Executive Vice Presidents achieve the targeted level of ownership within five years from the date of hire, promotion or appointment. The stock ownership guidelines recommend that the independent directors achieve the targeted level of ownership within five years from the date of election. If an independent director is prohibited from personally holding our shares by the independent director’s employer’s internal policies, then the stock ownership guideline for the independent director will be deemed satisfied. Shares subject to stock options and unvested performance stock units are not considered owned for purposes of our stock ownership guidelines. All of our executive officers and independent directors currently hold at least the minimum of the guidelines or are within the first five-year time period to achieve the targeted level of ownership. The Nominating and Corporate Governance Committee receives a quarterly report on executive and independent director LTC stock ownership.

Deductibility of Compensation under the Tax Codes

Section 162(m) of the Internal Revenue Code denies deduction for federal income tax purposes for certain compensation in excess of $1,000,000 paid to certain executive officers. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. Interpretations of, and changes in, the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments.

Tax Withholding

We permit our employees and directors to elect to withhold shares of stock to satisfy their tax withholding requirements upon the vesting of restricted stock and performance stock units.

LTC PROPERTIES, INC.	42	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The Compensation Committee reviews and approves the compensation of our executive officers and determines our general compensation policy. The Compensation Committee considers whether compensation decisions create incentives to take risks that could materially harm our company, but does not believe that such incentives exist.

The Compensation Committee is also responsible for the administration of our equity compensation plans. Under the 2021 Equity Participation Plan of LTC Properties, Inc. (“2021 Equity Participation Plan” or “2021 Plan”), 1,900,000 shares of common stock have been reserved for awards, including non-qualified stock options grants and equity grants to officers, employees, non-employee directors and consultants. The Compensation Committee is authorized to determine the options and equity awards to be granted under equity compensation plans and the terms and provisions of such options and equity awards. The Compensation Committee determines the base salary, annual bonus and long-term equity incentives of our Executive Chairman, Ms. Simpson, our Co-Chief Executive Officers, Ms. Shelley-Kessler and Mr. Malin, and our Chief Financial Officer, Ms. Chikhale. Ms. Shelley-Kessler and Mr. Malin recommend to the Compensation Committee the base salary, annual bonus and long-term compensation levels for all of our other officers.

Competitive Considerations

In determining the level and composition of compensation for our executive officers, the Compensation Committee considers various corporate performance measures, both in absolute terms and in relation to similar companies, and individual performance measures. The Compensation Committee establishes specific quantitative measurements and goals based on our company’s FAD to determine the annual bonus awards for our senior executives as described under “Annual Cash Bonus Incentive Plan” below. The Compensation Committee also may evaluate the following factors in establishing executive compensation: (a) comparative compensation surveys and other material concerning compensation levels and stock grants at similar companies; (b) our historical compensation levels and stock awards; (c) overall competitive environment for executives and the level of compensation necessary to attract and retain executive talent; (d) financial performance of other real estate investment trusts relative to market conditions; and (e) from time to time, the Compensation Committee seeks the advice of an independent compensation consultant in assessing its overall compensation philosophy. The Compensation Committee assigns no specific weight to any of the factors described above in establishing executive compensation.

While the Compensation Committee may review competitive market data for context, compensation levels are not set by reference to any percentile or benchmark within any peer group of companies or otherwise. Our goal is to provide each executive with a current compensation package that is at-market based upon the Compensation Committee’s perception of comparable executives at comparable companies, including real estate investment trusts.

The Co-CEOs began 2024 as Co-President and Chief Financial Officer (Ms. Shelley-Kessler) and Co-President and Chief Investment Officer (Mr. Malin). They were promoted to Co-CEO at the end of 2024 following a contemplated succession plan. The 2024 target total direct compensation was set with anticipation that the succession plan may occur in 2024. The compensation provided to our Co-CEOs in 2024 was set below the median of CEO data available in our peer group of compensation reference companies at the time the compensation decisions were made. It was set slightly above the median of their Co-President and Chief Financial Officer (Ms. Shelley-Kessler) and Co-President and Chief Investment Officer (Mr. Malin) positions at the time to recognize the potential succession event that ultimately occurred later in the year. The Chairman and CEO at the time that 2024 compensation decisions were made was Ms. Simpson and the Committee kept her compensation flat with knowledge that her position may change at the end of the year. The Compensation Committee believes that this position, combined with the performance-based nature of our bonus plan, and the fact that 50% of the equity grant value provided to the named executive officers is contingent on TSR performance (both absolute TSR

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

and relative TSR), reflects a disciplined, reasonable, and performance-driven program that is aligned with our stockholders’ short- and long-term interests.

Compensation Consultant

The Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook”) as an independent compensation consultant to evaluate new executive compensation programs and compensation methodologies. Cook has conducted a comprehensive review of our company’s executive compensation programs and provided a report of its review to the Compensation Committee as described under “Executive Compensation Review” below. The Compensation Committee references the Cook report in making executive compensation decisions.

After review and consultation with Cook, the Compensation Committee determined that Cook is, and was, an independent advisor and there is, and was, no conflict of interest.

Executive Compensation Review

As described above, the Compensation Committee engaged Cook to conduct a comprehensive review of our executive compensation programs. The Cook review included:

◆	Assisting with the development of a peer group for compensation comparisons, consisting of publicly traded REITs with total assets, enterprise value, and FFO generally similar to our company, and with a broad focus on health care REITs or REITs that have a triple-net business orientation and/or tenants that are commercial businesses.
◆	Conducting a review of the competitiveness of current compensation levels, programs and arrangements provided to our executives, including the named executive officers.

The late 2023 Cook peer group used for 2024 compensation decisions at the start of the year included 19 REITs that are focused on health care REITs, supplemented by triple-net REITs as that is the other characteristic that defines LTC. The size range for the peer group focused on enterprise value, and was approximately $0.8 billion to $14.4 billion as of December 31, 2023, with a median of $3.7 billion only direct health care REIT competitors in the upper end of the range, and non-health care triple-net REITs closer to LTC in enterprise value. The Compensation Committee believes that this reflects both the market for NEO talent, similar investors, and a reasonable industry group for pay and performance comparisons:

Acadia Realty Trust	Broadstone Net Lease, Inc.	CareTrust REIT, Inc.	Community Healthcare Trust Inc.
Elme Communities	EPR Properties	Global Medical REIT Inc.	Healthcare Realty Trust Inc.
Hersha Hospitality Trust	Innovative Industrial Properties, Inc.	LXP Industrial Trust	Medical Properties Trust, Inc.
National Health Investors, Inc.	Omega Healthcare Investors, Inc.	Physicians Realty Trust	Piedmont Office Realty Trust, Inc.
Retail Opportunity Investments Corp.	Sabra Health Care REIT, Inc.	Terreno Realty Corp.

Cook compared our company’s total direct compensation (base salary, annual and long-term incentives) for each executive position against the market compensation levels for similar executives in Cook’s peer group. The review by Cook provided context that allowed the Compensation Committee to set the CEO’s 2024 target total direct compensation near the median of the market data available when 2024 compensation decisions were made.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

Base Salaries

The named executive officers each have an employment agreement granting them the contractual right to be considered for an annual increase to their base salary as described under “Employment Agreements” on page 60 of this proxy statement.

Base salaries are reviewed and adjusted by the Compensation Committee on an annual basis. The Compensation Committee seeks to ensure that base salaries are established at levels that reflect the responsibilities and duties of our executives, and are competitive with amounts paid to executives of other real estate investment trusts, including our peer group companies. In determining an individual executive’s actual base salary, the Compensation Committee also considers other factors, which may include the executive’s past performance, relative importance, future potential, and contributions to our past success. The committee considered the potential of a forthcoming succession event when setting 2024 salaries.

Based on the recommendations received from the Executive Chairman (except with respect to the Executive Chairman’s own salary), and taking into account potential succession, our company’s performance, as well as the findings from the Cook report, the Compensation Committee increased base salaries for Ms. Shelley-Kessler and Mr. Malin by approximately 6%, with no additional 2024 salary increase upon their promotion to Co-CEOs at the end of 2024. The following table summarizes salary approved by the Compensation Committee for 2024:

	2024 Base	2023 Base	Year over
Named Executive Officer	Salary	Salary	Year Increase
Wendy L. Simpson	$860,000	$860,000	—%
Pamela J. Shelley-Kessler	560,000	530,000	5.7%
Clint B. Malin	560,000	530,000	5.7%

Additionally, the Compensation Committee increased Ms. Chikhale’s salary by 3% to $365,000 during 2024, based on recommendations from Ms. Shelley-Kessler and Mr. Malin.

Annual Cash Bonus Incentive Plan

Our Annual Cash Bonus Incentive Plan provides an annual incentive bonus for selected executives in which each participating executive has a range of incentive opportunities (threshold, target and maximum with linear interpolation between all three fixed points), defined as a percentage of base salary. Annually, the Compensation Committee selects the participants in the plan and establishes performance goals.

For 2024, Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin had the following range of bonus opportunities:

	Bonus Opportunity as a % of
	Base Salary
Executive	Threshold	Target	Maximum
Wendy L. Simpson	101.25%	135.0%	236.25%
Pamela J. Shelley-Kessler	75.0%	100.0%	175.0%
Clint B. Malin	75.0%	100.0%	175.0%

Bonuses under the 2024 bonus program were earned based 50% on the financial performance of our company and 50% on the Compensation Committee’s subjective evaluation of both individual and our company performance. Financial performance was measured using diluted funds available for distribution, excluding non-recurring items, adjusted to include $4.1 million of one-time income from former operators and $2.8 million of rental income received in connection with the sale of two properties and exclude the effect of equity issuances during 2024 (“Adjusted FAD”).

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

For purposes of the Annual Cash Bonus Incentive Plan, Adjusted FAD, including the means of calculating it, is disclosed in Appendix A to this proxy statement. The Board may adjust the Adjusted FAD component to reflect the pro forma impact of changes to our company’s capital structure, strategic changes and other items, at the Board’s discretion, that were not contemplated at the time of adoption of the performance goals.

The subjective component in 2024 was set at the level funded by Adjusted FAD after considering whether factors such as individual performance, and rental and mortgage interest income collection were out of step with the Adjusted FAD formula. The committee determined that the actual Adjusted FAD achieved in 2024 funded 109% of target performance under the formula based on achieving actual Adjusted FAD of $2.83 per share. The committee also determined that the 50% that is funded for the achievement of qualitative factors should be funded at 109% of target for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin, and this qualitative score resulted in actual bonus of 109% target.

The following table summarizes each metric and its relative weighting, the approved 2024 performance goals at threshold, target and maximum levels, and actual performance achieved. Based on the degree of goal achievement, the bonus formula for the year resulted in a payout of 109% of target for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin.

						% of
		2024 Performance Goals			Performance	Target	% of
Metric	Weight	Threshold	Target	Maximum	Achieved	Achieved	Payout
Adjusted FAD	50%	$2.75	$2.82	$2.90	$2.83	100.35%	109%
Subjective Performance for Ms. Simpson	50%	Compensation Committee Determination			Above Target	100.35%	109%
Subjective Performance for Ms. Shelley-Kessler and Mr. Malin	50%	Compensation Committee Determination			Above Target	100.35%	109%
			Total bonus as a % of target				109%

The Compensation Committee evaluated the subjective performance component for the year considering other real estate investment trusts’ results and the success of the leadership transition at the end of the year. The target bonus allowed under the subjective component was awarded as a result of the Company’s 2024 accomplishments and investments, which help position our company for future long-term growth. See 2024 Transaction History and 2024 Portfolio Management above for further discussion of our 2024 activities.

Based on the Adjusted FAD performance achieved that funded 50% of the bonus at 109%, and the sense that other qualitative performance was above-target, total bonus funding was approximately 109% of the qualitative target. The Compensation Committee approved the following payouts under the Annual Cash Bonus Incentive Plan:

	Wendy L.	Pamela J. Shelley-	Clint B.
Metric	Simpson	Kessler	Malin
Adjusted FAD	$634,922	$306,250	$306,250
Subjective Performance	634,922	306,250	306,250
Total Bonus Earned	$1,269,844	$612,500	$612,500

Long-Term Equity Incentives

The long-term incentive program remained 50% time-vested and 50% based on the performance of our stock and TSR. Prior to 2024, the earn-out of the performance stock units were exclusively based on increasing TSR over four years, with the ability to earn shares after three years if TSR was high enough. Beginning in 2024, the Compensation Committee added Relative TSR PSUs (“rTSR PSU”) to the program to recognize that it is possible to over- or under-perform the market in a manner that is not reflected by the Absolute TSR PSUs (“aTSR PSU”) that only required positive TSR improvement. The Committee grants rTSR PSUs to reward the creation of long-

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

term stockholder value in excess of alternative REIT investments that our stockholders could make. rTSR PSUs made up approximately 50% of the performance-based annual equity awards and approximately 25% of the total grant date dollar value of each Named Executive Officer’s 2024 annual equity award. The remaining 50% of the performance-based annual equity awards and approximately 25% of the total grant date dollar value of each Named Executive Officer’s 2024 annual equity award was in aTSR PSUs that required a minimum level of absolute TSR over three years to be earned. This mix of long-term incentive awards was continued in 2025.

Long-term incentives are granted to align the executives’ financial interests with those of our stockholders and are in the form of RSAs, PSUs and stock options. Awards are made on an individual basis and are not granted at any pre-determined time during the year, though 2024 awards to the named executive officers were granted in mid-February 2024.

RSAs typically vest ratably over a three-period and are generally subject to the individual executive officer’s continued employment. The 2024 aTSR and rTSR PSU awards are earned over a three-year performance period with the number of shares earned dependent on our TSR over the applicable performance period. The aTSR PSU awards granted prior to 2024 are earned over a three-year performance period, subject to the ability to accelerate earnout if three-year performance is high enough, with the number of shares earned dependent on our TSR over the applicable performance period. The 2024 aTSR PSU awards are measured over three years, without any ability to continue earning after four years. The level of long-term incentive compensation is determined by the Compensation Committee based on an evaluation of competitive factors in conjunction with total compensation provided to each individual executive officer. The relevant weight given to each of these factors varies from individual to individual. We do not have an exact formula for allocating between cash and non-cash compensation, nor do we have a policy for allocating between long-term and currently paid-out compensation.

The grant date of an equity award is typically the date the Compensation Committee approves the equity award. The grant date may also be a future date from the date of approval as specified by a Board resolution. In no instances has the grant date been retroactive or prior to the date the Compensation Committee approved the equity award. For long-term incentive awards in the form of stock options, the exercise price is the closing price of our company’s stock as reported by the NYSE on the grant date. The Compensation Committee has not and does not time the granting of equity awards to coincide with any favorable or unfavorable news.

Under the 2021 Equity Participation Plan, awards that may be granted include stock options (incentive or non-qualified), stock appreciation rights, RSAs, PSUs, and dividend equivalents. The 2021 Plan is administered by the Compensation Committee which sets the terms and provisions of the awards granted under the plan. Incentive stock options, stock appreciation rights, RSAs, PSUs, and dividend equivalents may only be awarded to officers and other full-time employees to promote our long-term performance, and specifically to retain and motivate management to achieve a sustained increase in stockholder value. Non-qualified stock options, stock appreciation rights, RSAs, PSUs, and dividend equivalents may be awarded to non-employee directors, officers, employees, consultants and other key persons who provide services to us.

In 2024, the Compensation Committee used RSAs and the performance-contingent equity in the form of rTSR and aTSR PSUs as the key form of long-term equity incentive awards provided to our executive officers. The Compensation Committee approved equity awards to the Executive Chairman, Co-Chief Executive Officers, and Chief Financial Officer for their service in 2024 in the first quarter of the year, prior to the official succession event at the end of the year. There were no additional 2024 equity awards provided upon the leadership transition at the end of 2024.

In approving the equity awards, the Compensation Committee took into consideration the executives’ historical performance, leadership, potential succession, and contributions, total ownership levels and the value of equity delivered historically, the market positioning of the executives’ pay and our company’s desire to retain the executives by providing a meaningful long-term incentive award to each executive which is aligned with stockholder interests.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee increased the grant values of Ms. Shelley-Kessler and Mr. Malin in recognition of the potential succession event in which they became Co-CEOs at the end of 2024, while the grant value of Ms. Simpson was not increased to recognize that she may become Executive Chairman at the end of the year.

On February 13, 2024, the Compensation Committee granted RSAs which vest ratably over a three-year period from the grant date and were 50% of the 2024 total long-term incentive value. The following table sets forth the 2024 grant values and number of RSAs granted:

	RSA	Number
	Grant	of RSA
Named Executive Officer	Value	Granted
Wendy L. Simpson	$1,475,000	48,014
Pamela J. Shelley-Kessler	750,000	24,414
Clint B. Malin	750,000	24,414
Caroline Chikhale	340,000	11,068

For the aTSR PSU awards, which were 25% of the total equity value, the Compensation Committee approved specific grant values to be awarded to the named executive officers, and the number of shares was determined by dividing the approved grant value by the fair value per share on the date of grant calculated using the Monte Carlo model. The following table sets forth the grant date fair value of the aTSR PSUs granted on February 23, 2024:

		Target
	PSU	Number
	Award	of PSU
Named Executive Officer	Value	Award
Wendy L. Simpson	$737,500	24,534
Pamela J. Shelley-Kessler	375,000	12,475
Clint B. Malin	375,000	12,475
Caroline Chikhale	120,000	3,992

The aTSR PSUs granted in 2024 can be earned between 0% and 200% target based on LTC’s cumulative TSR performance through February 28, 2027 (3-year performance period). Dividends for outstanding PSUs are accrued in the form of cash during the performance period and are distributed if and when the underlying shares are earned (dividends accrued on unearned/forfeited PSU shares are forfeited).

We calculate cumulative TSR as the increase in our stock price over the performance period, starting on the date of the award, assuming dividend reinvestment and measured using the trailing twenty (20) trading-day average price of our common stock immediately prior to the end of the performance period, divided by our stock price on the date of the award. The 20 trading-day period is used at the end of the performance period to minimize the impact of volatility and point-to-point variation. The Compensation Committee selected the TSR performance metric to reward management for increasing TSR for stockholders.

Under the 2024 aTSR PSU design, payouts range from 0% to 200% of target, based on the schedule below:

		Payout %
	Cumulative	of Target
Growth Requirements	3-year TSR	Share Granted
Below Threshold	<9.3%	—
Threshold	9.3%	50.0%
Target	22.5%	100.0%
Maximum	40.5%	200.0%

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

For the rTSR PSU awards, which were 25% of the total equity value, the Compensation Committee approved specific grant values to be awarded to the named executive officers, and the number of shares was determined by dividing the approved grant value by the fair value per share on the date of grant calculated using the Monte Carlo model. The following table sets forth the grant date fair value of the rTSR PSUs granted on February 23, 2024:

	2024
	rTSR	Target
	PSU	Number
	Award	of PSU
Named Executive Officer	Value	Award
Wendy L. Simpson	$737,500	22,174
Pamela J. Shelley-Kessler	375,000	11,275
Clint B. Malin	375,000	11,275
Caroline Chikhale	120,000	3,608

The rTSR PSUs granted in 2024 are earned and vest based on our relative total stockholder return compared to other REITs in an objective sample over a three-year performance period starting on the date of grant and ending on the three-year anniversary of the grant. The rTSR PSU measurement begins using a 20-day average closing price for both LTC and for the REITs in the relative TSR peer group (measured using the closing price on the 20 trading days prior to the grant). Relative TSR, including dividends, is measured over the subsequent three years and the ending calculation measures the TSR for the 20 trading days for both the Company and the Relative TSR peer group REITs. The rTSR PSU peer group consists of other REITs selected in an objective manner. The REIT sample consisted of all executive compensation peer group REITs, as well as all other US-based, publicly traded, industrial, office and healthcare REITs with market capitalization above $100 million as of November 30, 2023. The rTSR PSU comparison peer group is a different, broader set of companies than the executive compensation peer group to recognize that similar REIT investments may not be exclusively sourced from companies that we compete with for executive officer talent (although all of the executive compensation peers are included in the TSR comparison peer group).

Each executive’s target number of TSR Units granted in 2024 are earned and vest for achieving a TSR percentile ranking at the 55th percentile relative to the applicable TSR peer companies. If our TSR percentile ranking relative to the applicable Relative TSR peer companies is less than the 25th percentile (the threshold level), then all Relative TSR Units are forfeited, while if we achieve a TSR ranking at or above the 85th percentile relative to the applicable Relative TSR peer companies (the maximum level), then 150% of each executive’s target number of TSR Units will be earned and become vested. Between 0% and 150% of the target number of Relative TSR Units can be earned based on the schedule below, with linear interpolation between points:

	Relative	Payout %
	TSR vs. TSR	of Target
Growth Requirements	Peer Group	Share Granted
	<25th Percentile	—
Threshold	25th Percentile	50.0%
	40th Percentile	75.0%
Target	55th Percentile	100.0%
	70th Percentile	125.0%
Maximum	85th Percentile	150.0%

If our TSR is negative over the performance period, then the number of TSR Units eligible to become vested is capped at 100% of target to recognize that in such event, while our TSR may have exceeded the 55th percentile of our peers, our stockholders would not have realized a positive TSR on an absolute basis for this period. The rTSR PSUs become eligible to vest based on our relative TSR performance but are also subject to a vesting condition based on the executive’s continued employment through the last day of the applicable performance period.

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Dividends for outstanding rTSR PSUs are accrued in the form of cash during the performance period and are distributed if and when the underlying shares are earned (dividends accrued on unearned/forfeited PSU shares are forfeited).

The aTSR PSU awards granted prior to 2024 are earned over a four-year performance period with the number of shares earned dependent on our TSR over the applicable performance period. The four-year performance period may be accelerated to three years if three-year TSR performance is high enough to fund the maximum PSU earnout after three years. Dividends for outstanding aTSR PSUs are accrued in the form of cash during the performance period and are distributed if and when the underlying shares are earned (dividends accrued on unearned/forfeited PSU shares are forfeited).

The cumulative TSR is calculated as the increase in our stock price over the performance period, starting on the date of the award, assuming dividend reinvestment and measured using the trailing twenty (20) trading-day average price of our common stock immediately prior to the end of the performance period, divided by our stock price on the date of the award. The 20 trading-day period is used to minimize the impact of volatility and point-to-point variation. The aTSR PSU awards granted prior to 2024 can be earned between 0% and 200% target based on the schedule below:

	Cumulative	Accelerated	Payout %
	4-year	Cumulative	of Target
Growth Requirements	TSR	3-year TSR	Share Granted
Below Threshold	Less than 4.1%	Less than 3.0%	—
Threshold	4.1%	3.0%	50.0%
Target	21.6%	15.8%	100.0%
Maximum	46.4%	33.1%	200.0%

PSUs previously awarded in 2021 were eligible to vest in 2024 pursuant to the formulaic provision for accelerated payout. Performance for the 2021 PSUs was below the minimum TSR threshold, and these PSUs did not vest in 2024. The following table sets forth the 2021 awards and 2024 payout of PSUs based upon the accelerated cumulative TSR:

	Target
	Number	Number
	of PSU	of PSU
	Awarded	Vested
Named Executive Officer	in 2021	in 2024
Wendy L. Simpson	26,162	—
Pamela J. Shelley-Kessler	12,767	—
Clint B. Malin	12,767	—
Caroline Chikhale	4,186	—

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EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Additionally, PSUs previously awarded in 2020 to the named executive officers were eligible to vest in 2024 based on TSR performance. The cumulative TSR during the performance period was not enough to vest any 2020 PSUs in 2024 so the unvested awards were forfeited under the formula. The following table sets forth the 2020 awards and the 2023 and 2024 payout of PSUs based upon the accelerated cumulative TSR.

	Target
	Number	Number	Number
	of PSU	of PSU	of PSU
	Awarded	Vested	Vested
Named Executive Officer	in 2020	in 2023	in 2024
Wendy L. Simpson	25,010	—	—
Pamela J. Shelley-Kessler	12,205	—	—
Clint B. Malin	12,205	—	—
Caroline Chikhale	3,601	—	—

eQUITY GRANT PRACTICES

Our company does not currently grant awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. Equity awards are not granted at any pre‑determined time during the year, though awards in 2024 and other recent years to executive officers have been granted in mid-February. The Compensation Committee has selected this time period for review of executive compensation because it coincides with executive performance reviews and allows the Compensation Committee to receive and consider fiscal year financial information available at that time. Restricted stock awards to our non-employee directors typically occur on or near the date of the annual meeting of stockholders. The timing of restricted stock and other equity awards in connection with new hires, promotions, or other non-routine grants may be tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date), and in other cases such grants may be awarded at the same time with other annual grants to executive officers and non-employee directors. We do not time the disclosure of material nonpublic information, or the granting of equity awards, for the purpose of impacting the value of executive compensation.

Severance and Other Benefits Upon Termination of Employment or Change in Control

The employment agreements with certain executive officers of our company provide severance and other benefits upon termination of employment or a change in control of our company. We believe that we need to provide key executives with severance protections that are competitive with those offered by companies similar to ours. The severance protections we have provided the named executive officers are consistent with our compensation objective to attract, motivate and retain qualified key executives.

We believe that severance should be payable to key executives if their employment is terminated for any reason, except for a termination for cause or a voluntary resignation without a good reason. The severance benefits we extend to our executive officers upon such an occurrence is intended to help compensate them during a period of expected unemployment in the event of a termination without cause.

We also believe that severance should be payable to our key executives in connection with a change in control transaction. A change in control creates uncertainty regarding the continued employment of the executives. We provide severance in the event of a change in control to alleviate concerns of key executives about their own job security if the Board determines that it is in the best interests of stockholders to sell our company. The severance benefits we extend to our executive officers upon such an occurrence are intended to encourage the executives to remain employed by us during an important time when their prospects for continued employment following a change in control transaction are often uncertain. Our current practice for change in control severance follows a “double-trigger” approach. Ms. Simpson’s, Ms. Shelley-Kessler’s, Mr. Malin’s and Ms. Chikhale’s employment agreements contain double-trigger change in control provisions for both cash severance and equity acceleration. A severance payment obligation arises only if a change in control occurs and the executive’s employment is

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terminated for any reason, except for a termination for cause or a voluntary resignation without good reason (as defined in the employment agreements), within a 24-month period after the change in control.

Additionally, upon the circumstances described above regarding termination of employment or change in control, we have agreed to provide health insurance benefits to each named executive officer for a period of 18 months from termination of employment or 24 months for certain forms of termination resulting from change in control. None of the employment agreements with our executive officers provide for lifetime benefits. Also, none of the employment agreements with our executive officers provide for “gross-up payments” to offset taxes due for severance or other benefits upon termination of employment or change in control.

Compensation Risk Assessment

We have reviewed our compensation policies and practices to determine whether risks arising from our compensation policies and practices for employees are reasonably likely to have a material adverse effect on our company. The review included assessment of our various compensation programs and consideration of risk mitigating factors. We believe that our compensation policies and practices for employees do not present risks that are reasonably likely to have a material adverse effect on our company. We generally take a conservative approach to managing our business. Although some risk-taking is necessary to manage and grow any business, we believe our compensation policies and practices do not encourage unnecessary or excessive risk-taking, and do not promote short-term rewards for management decisions that could pose long-term risks to our company. With particular respect to the compensation of our executive officers:

◆	The Compensation Committee exercises discretion in determining cash bonuses and equity awards to each executive officer.
◆	Cash bonus awards are capped at 175% of target.
◆	Awards of restricted stock with long-term vesting periods provide executive officers with an incentive to make decisions that contribute to long-term performance of our company.
◆	Our Compensation Recovery Policy and provisions in our executive employment agreements provide our company with recourse in the event of material noncompliance with a financial reporting requirement that leads to a specified restatement.
◆	Stock ownership guidelines for executive officers further align their personal wealth with the long-term performance of our company.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation of the named executive officers for services provided in 2024, 2023 and 2022:

					Non-Equity
				Stock	Incentive Plan	All other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation(3)	Compensation(4)	Total
Wendy L. Simpson(5)	2024	$860,000	$—	$2,950,000	$1,269,800	$350	$5,080,150
Executive Chairman	2023	860,000	—	2,950,000	1,261,000	8,210	5,079,210
	2022	810,000	—	2,500,000	1,196,016	6,875	4,512,891
Pamela J. Shelley-Kessler(6)	2024	560,000	—	1,500,000	612,500	10,350	2,682,850
Co-President and	2023	530,000	—	1,450,000	580,000	10,350	2,570,350
Co-Chief Executive Officer	2022	500,000	—	1,220,000	546,875	10,350	2,277,225
Clint B. Malin(7)	2024	560,000	—	1,500,000	612,500	10,350	2,682,850
Co-President and	2023	530,000	—	1,450,000	580,000	8,052	2,568,052
Co-Chief Executive Officer	2022	500,000	—	1,220,000	546,875	8,624	2,275,499
Caroline Chikhale(8)	2024	365,000	360,000	580,000	—	9,478	1,314,478
Executive Vice President and
Chief Financial Officer, Treasurer
Corporate Secretary
(1)	Bonus awarded for 2024 was paid in 2025.
(2)	Represents the fair value on the grant date of the stock awards, as required by SEC rules. Under U.S. generally accepted accounting principles, compensation expense with respect to stock awards granted is generally recognized over the vesting periods applicable to the awards. For a discussion of the assumptions and methodologies used to value the stock awards granted refer to Note 11. Equity of Notes to Consolidated Financial Statements included in our company’s 2024 Annual Report on Form 10-K. Named executive officers were awarded the following performance stock units and restricted stock awards:
a.	During 2024, 2023 and 2022, the following performance stock units were awarded with the number of shares to be earned depending on our TSR over the applicable performance period (“aTSR PSU”). The 2024 aTSR PSUs require a minimum threshold of 9.3% cumulative annual TSR performance, before threshold shares are earned, and they require 22.5% cumulative TSR performance before target shares are earned, each as measured over a three-year performance period. The 2023 and 2022 aTSR PSUs require a minimum threshold of 4.1% cumulative annual TSR performance, before threshold shares are earned, and they require 21.6% cumulative. TSR performance before target shares are earned, each as measured over a four-year performance period, with an opportunity to earn the awards after three years if cumulative TSR performance is at least 3.0% at the end of three years:

	2024		2023		2022
	aTSR	Target	aTSR	Target	aTSR	Target
	PSU	Number	PSU	Number	PSU	Number
	Award	of PSU	Award	of PSU	Award	of PSU
Named Executive Officer	Value	Award	Value	Award	Value	Award
Wendy L. Simpson	$737,500	24,534	$1,475,000	31,755	$1,250,000	31,010
Pamela J. Shelley-Kessler	375,000	12,475	725,000	15,608	610,000	15,133
Clint B. Malin	375,000	12,475	725,000	15,608	610,000	15,133
Caroline Chikhale	120,000	3,992	n/a	n/a	n/a	n/a

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EXECUTIVE COMPENSATION TABLES

b.	During 2024, the following performance stock units were awarded with the number of shares to be earned depending on our TSR three years relative to the TSR of a predefined peer group (“rTSR PSU”). The 2024 rTSR PSUs require achieving a TSR percentile ranking at the 25th percentile relative to the applicable TSR peer companies before threshold shares for 50% of target are earned, and require achieving a TSR percentile ranking at the 55th percentile relative to the applicable TSR peer companies before target shares are earned, each as measured over a three-year performance period:

	2024
	rTSR	Target
	PSU	Number
	Award	of PSU
Named Executive Officer	Value	Award
Wendy L. Simpson	$737,500	22,174
Pamela J. Shelley-Kessler	375,000	11,275
Clint B. Malin	375,000	11,275
Caroline Chikhale	120,000	3,608
c.	The following restricted common stock awards were granted during 2024, 2023 and 2022, which vest ratably over a three-year period from the grant date:

	2024		2023		2022
	RSA	Number	RSA	Number	RSA	Number
	Grant	of RSA	Grant	of RSA	Grant	of RSA
Named Executive Officer	Value	Granted	Value	Granted	Value	Granted
Wendy L. Simpson	$1,475,000	48,014	$1,475,000	39,693	$1,250,000	36,830
Pamela J. Shelley-Kessler	750,000	24,414	725,000	19,510	610,000	17,973
Clint B. Malin	750,000	24,414	725,000	19,510	610,000	17,973
Caroline Chikhale	340,000	11,068	n/a	n/a	n/a	n/a
(3)	Represents amounts earned in cash under the Annual Cash Bonus Incentive Plan for performance in 2024, 2023 and 2022 which were paid in 2025, 2024 and 2023, respectively.
(4)	Represents supplemental health insurance provided to named executive officers. The amounts reported in the “All Other Compensation” column for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin incorrectly included dividend equivalents paid on stock awards in fiscal year 2023 and 2022 since the dividend equivalents were included in the grant date fair value. Accordingly, the 2023 and 2022 “All Other Compensation” for Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin were revised from the proxy statement for the 2024 and 2023 Annual Meeting of Stockholders. Additionally, the amounts reported in the “Total” column have also been revised because the value listed in the “All Other Compensation” column is a component of the “Total” column.
(5)	Began serving as Executive Chairman on December 31, 2024. Served as Chief Executive Officer during the remainder of 2024, as well as 2023 and 2022.
(6)	Began serving as Co-Chief Executive Officer on December 31, 2024. Served as an executive officer, including as Chief Financial Officer, during the remainder of 2024, as well as 2023 and 2022.
(7)	Began serving as Co-Chief Executive Officer on December 31, 2024. Served as an executive officer during the remainder of 2024, as well as 2023 and 2022.
(8)	Began serving as Chief Financial Officer on December 31, 2024. Did not otherwise serve as an executive officer during 2023 or 2022.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

The following table presents information regarding plan-based awards made in 2024, and as of December 31, 2024 to the named executive officers, and is intended to supplement the Summary Compensation Table on page 53 of this proxy statement:

										All Other
							Estimated Possible			Stock	Grant Date
				Estimated Possible Payouts Under			Payouts Under Equity			Awards:	Fair Value
	Grant		Grant	Non-Equity Incentive Plan Awards			Incentive Plan Awards			Number	of Stock
Named Executive Officer	Date		Type	Threshold	Target	Max	Threshold	Target	Max	of RSAs	Awards
Wendy L. Simpson	2/13/24	(1)	RSA	$—	$—	$—	—	—	—	48,014	$1,475,000
	2/23/24	(2)	PSU	—	—	—	12,267	24,534	49,068	—	737,500
	2/23/24	(3)					11,087	22,174	33,261	—	737,500
	—	(4)	—	870,750	1,161,000	2,031,750	—	—	—	—	—
Pamela J. Shelley-Kessler	2/13/24	(1)	RSA	—	—	—	—	—		24,414	750,000
	2/23/24	(2)	PSU	—	—	—	6,238	12,475	24,950	—	375,000
	2/23/24	(3)	PSU	—	—	—	5,638	11,275	16,913	—	375,000
	—	(4)	—	420,000	560,000	980,000	—	—	—	—	—
Clint B. Malin	2/13/24	(1)	RSA	—	—	—	—	—		24,414	750,000
	2/23/24	(2)	PSU	—	—	—	6,238	12,475	24,950	—	375,000
	2/23/24	(3)	PSU	—	—	—	5,638	11,275	16,913	—	375,000
	—	(4)	—	420,000	560,000	980,000	—	—	—	—	—
Caroline Chikhale	2/13/24	(1)	RSA	—	—	—	—	—	—	11,068	340,000
	2/23/24	(2)	PSU	—	—	—	1,996	3,992	7,984	—	120,000
	2/23/24	(3)	PSU	—	—	—	1,804	3,608	5,412	—	120,000
	—	(4)	—	—	—	—	—	—	—	—	—
(1)	Restricted stock awards were granted under the 2021 Equity Participation Plan and vest ratably over a three-year period from the grant date.
(2)	The aTSR PSU awards were granted under our 2021 Equity Participation Plan. The grant date fair value is to be earned based on our absolute TSR (“aTSR”) performance over a three-year period starting on the grant date. Threshold amounts for the aTSR performance shown are 50% of the aTSR PSUs granted, target amounts are 100% of the aTSR PSUs granted, and maximum amounts are 200% of the aTSR PSUs granted. No aTSR PSUs are earned for performance below threshold.
(3)	The rTSR PSU awards were granted under our 2021 Equity Participation Plan. The grant date fair value is to be based on our TSR performance over a three-year period starting on the grant date relative to the TSR of predefined peer group (“rTSR”). Threshold amounts for the rTSR performance shown are 50% of the rTSR PSUs granted, target amounts are 100% of the rTSR PSUs granted, and maximum amounts are 150% of the rTSR PSUs granted. No rTSR PSUs are earned for performance below threshold.
(4)	The amounts shown represent bonus opportunities for 2024 performance under the Annual Cash Bonus Incentive Plan as approved by the Compensation Committee in May 2024. The actual amount awarded was based on the achievement of certain performance measures as described under “Annual Cash Bonus Incentive Plan” on page 45 of this proxy statement. The awards earned for such performance in 2024 were granted on February 19, 2024 as shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 53 of this proxy statement.

CEO to Median Employee Pay Ratio

As required by the Exchange Act, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO as of December 31, 2024. The

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EXECUTIVE COMPENSATION TABLES

applicable rules allow companies to use various assumptions and methodologies in calculating the pay ratio and, accordingly, our pay ratio may not be comparable with the pay ratios of other companies.

We identified the median employee by examining 2024 total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for all individuals, excluding our Co-CEOs, who were promoted and employed by us as of December 31, 2024. We used our payroll records to identify this information. In making this determination, we did not annualize compensation for those employees who did not work for our company for the entire fiscal year. We also did not make any cost of living adjustments in identifying the median employee. Each of our Co-Chief Executive Officers had annual total compensation of $2,682,850 and our median employee had annual total compensation of $290,000. Therefore, we estimate that each of our Co-CEOs’ annual total compensation is 9.3 times that of the median of the annual total compensation of all our employees, excluding our Co-CEOs.

Pay Versus Performance

As required by the Exchange Act, we are providing information about the total compensation of our CEO on December 2023, 2022, 2021 and 2020, each of our Co-CEOs on December 31, 2024, and the average total compensation of our other named executive officers, as reported in the Summary Compensation Table of this proxy statement and as “compensation actually paid” to such named executive officers compared with our company’s performance. In this discussion, our CEOs in each applicable year is also referred to as our principal executive officer or “PEO,” and our other named executive officers in each applicable year are referred to as our “Non-PEO NEOs.”

“Compensation actually paid” is determined pursuant to applicable SEC rules, but such dollar amounts do not necessarily reflect the actual amount of compensation earned or paid during the applicable year. The calculations and analysis below also do not necessarily reflect our approach to aligning compensation with performance. For information concerning our company’s compensation philosophy and how our executive compensation program is designed to align compensation with performance, please see “Executive Compensation Discussion and Analysis” above.

							Average
	Summary		Summary				Summary	Average	Value of Initial Fixed $100
	Compensation		Compensation		Summary		Compensation	Compensation	Investment Based on:			Diluted FAD,
	Table	Compensation	Table	Compensation	Compensation	Compensation	Table	Actually	Company	Peer Group(7)		Excluding
	Total for	Actually Paid	Total for	Actually Paid	Table Total for	Actually Paid	Total for	Paid to	Total	Total		Non-recurring
	PEO	PEO(1)	PEO	PEO(2)	PEO	PEO(3)	Non-PEO	Non-PEO	Stockholder	Stockholder		Items,
Year	Ms. Simpson	Ms. Simpson	Ms. Shelley-Kessler	Ms. Shelley-Kessler	Mr. Malin	Mr. Malin	NEO(4)	NEO(5)	Return(6)	Return(6)	Net Income	per Share
2024	$—	$—	$2,682,850	$4,315,777	$2,682,850	$4,315,777	$3,197,314	$5,139,072	$105.93	$123.25	$94,879,000	$2.67
2023	5,079,210	3,131,321	—	—	—	—	2,569,201	1,615,697	92.16	113.35	91,462,000	2.75
2022	4,512,891	3,991,312	—	—	—	—	2,276,362	2,018,260	95.26	99.66	100,584,000	2.68
2021	4,076,679	2,432,064	—	—	—	—	2,076,016	1,308,918	86.19	131.78	56,224,000	2.43
2020	4,087,342	3,941,547	—	—	—	—	2,058,205	1,980,642	92.44	92.00	95,677,000	2.97
(1)	The “Summary Compensation Table Total” row for PEO Ms. Simpson incorrectly included dividend equivalents paid on stock awards in fiscal year 2023, 2022, 2021 and 2020 since the dividend equivalents were included in the grant date fair value. The “Summary Compensation Table Total” and “Compensation Actually Paid” to PEO Ms. Simpson have been revised from the proxy statement for the 2024 and 2023 Annual Meeting of Stockholders. The calculation of “compensation actually paid” to PEO Ms. Simpson reflects the following adjustments:

	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
	2024	2023	2022	2021	2020
Summary Compensation Table Total	$—	$5,079,210	$4,512,891	$4,076,679	$4,087,342
Less: Grant Date Fair Value of Stock Awards in Fiscal Year	—	(2,950,000)	(2,500,000)	(2,500,000)	(2,500,000)
Fair Value of Equity Awards Granted During the Year and Unvested at Year End	—	2,124,068	2,592,074	1,879,475	1,886,213
Change in Fair Value of Equity Awards Granted in Prior Years and Unvested at Year End	—	(1,173,194)	(610,633)	(1,615,636)	(655,436)
Change in Fair Value of Equity Awards Granted in Prior Years and Vested During the Year	—	51,237	(3,020)	591,546	1,123,428
Compensation Actually Paid	$—	$3,131,321	$3,991,312	$2,432,064	$3,941,547
(2)	The calculation of “compensation actually paid” to PEO Ms. Shelley-Kessler reflects the following adjustments:

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EXECUTIVE COMPENSATION TABLES

Fiscal Year
2024
Summary Compensation Table Total	$2,682,850
Less: Grant Date Fair Value of Stock Awards in Fiscal Year	(1,500,000)
Fair Value of Equity Awards Granted During the Year and Unvested at Year End	1,856,047
Change in Fair Value of Equity Awards Granted in Prior Years and Unvested at Year End	1,222,311
Change in Fair Value of Equity Awards Granted in Prior Years and Vested During the Year	54,569
Compensation Actually Paid	$4,315,777
(3)	The calculation of “compensation actually paid” to PEO Mr. Malin reflects the following adjustments:

Fiscal Year
2024
Summary Compensation Table Total	$2,682,850
Less: Grant Date Fair Value of Stock Awards in Fiscal Year	(1,500,000)
Fair Value of Equity Awards Granted During the Year and Unvested at Year End	1,856,047
Change in Fair Value of Equity Awards Granted in Prior Years and Unvested at Year End	1,222,311
Change in Fair Value of Equity Awards Granted in Prior Years and Vested During the Year	54,569
Compensation Actually Paid	$4,315,777

(4)	For fiscal year 2024, Wendy Simpson and Caroline Chikhale are included as the non-PEO NEOs. For fiscal years 2020 through 2023, Pamela Shelley-Kessler and Clint Malin are included as the non-PEO NEOs.
(5)	The “Summary Compensation Table Total” row for Non-PEO NEOs incorrectly included dividend equivalents paid on stock awards in fiscal year 2023, 2022, 2021 and 2020 since the dividend equivalents were included in the grant date fair value. The “Summary Compensation Table Total” and “Compensation Actually Paid” to Non-PEO CEOs have been revised from the proxy statement for the 2024 and 2023 Annual Meeting of Stockholders. The calculation of average “compensation actually paid” to Non-PEO NEOs reflects the following adjustments:

	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
	2024	2023	2022	2021	2020
Summary Compensation Table Total	$3,197,314	$2,569,201	$2,276,362	$2,076,016	$2,058,205
Less: Grant Date Fair Value of Stock Awards in Fiscal Year	(1,765,000)	(1,450,000)	(1,220,000)	(1,220,000)	(1,220,000)
Fair Value of Equity Awards Granted During the Year and Unvested at Year End	2,181,712	1,044,019	1,264,936	917,177	920,493
Change in Fair Value of Equity Awards Granted in Prior Years and Unvested at Year End	1,455,888	(572,520)	(301,523)	(848,551)	(395,908)
Change in Fair Value of Equity Awards Granted in Prior Years and Vested During the Year	69,158	24,997	(1,515)	384,276	617,852
Compensation Actually Paid	$5,139,072	$1,615,697	$2,018,260	$1,308,918	$1,980,642

(6)	TSR assumes $100 was invested on December 31, 2020 in our common stock and assumes the reinvestment of dividends.
(7)	The peer group constitutes the National Association of Real Estate Investment Trusts (“NAREIT”) Equity Index.

The tables corresponding to footnotes (1) and (5) above reflect adjustments to the value of awards as required by SEC rules. For a discussion of the assumptions and methodologies used to value the stock awards refer to Note 10. Equity of Notes to Consolidated Financial Statements included in our company’s 2024 Annual Report on Form 10-K.

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EXECUTIVE COMPENSATION TABLES

The following chart is a description of the relationship between PEOs and non-PEO NEOs “compensation actually paid,” versus LTC’s TSR and Peer Group TSR for each of the last five fiscal years. In general, “compensation actually paid” was lower when TSR was negative and recovered when TSR improved.

The following chart is a description of the relationship between PEOs and non-PEO NEOs “compensation actually paid,” versus Net Income for each of the last four fiscal years.

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EXECUTIVE COMPENSATION TABLES

The following chart is a description of the relationship between PEOs and non-PEO NEOs “compensation actually paid,” versus Diluted FAD, excluding non-recurring items, per share for each of the last five fiscal years.

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EXECUTIVE COMPENSATION TABLES

Financial Performance Measures

As further described and defined in the “Executive Compensation Discussion and Analysis” above, the following is an unranked list of financial performance measures that we consider most important in linking the “compensation actually paid” to our NEOs for 2024 with our performance.

◆	Diluted FFO, excluding non-recurring items, per share
◆	Diluted FAD, excluding non-recurring items, per share
◆	Adjusted FAD per share
◆	Return on Equity
◆	Cumulative TSR

In addition to the financial performance measures listed above, we view our stock price, upon which the value of all of our long-term incentive awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management team with the interests of our stockholders.

Employment Agreements

Our company has entered into employment agreements with each of the named executive officers. The following table presents information regarding the employment agreements with the named executive officers for the year ended December 31, 2024:

Named Executive Officer	Agreement Date	Agreement Term	Salary
Wendy L. Simpson(1)	11/12/2014	3-year evergreen	$860,000
Pamela J. Shelley-Kessler(2)	11/12/2014	2-year evergreen	560,000
Clint B. Malin(2)	11/12/2014	2-year evergreen	560,000
Caroline Chikhale(3)	3/1/2020	2-year evergreen	365,000
(1)	In February 2025, Ms. Simpson’s salary was decreased to $500,000 as a result of her new role as Executive Chairman. The change was made retro-active to January 1, 2025.
(2)	In February 2025, the salaries for Ms. Shelley-Kessler and Mr. Malin increased to $650,000 in recognition of their promotion to Co-Chief Executive Officer. The change was made retro-active to January 1, 2025.
(3)	Ms. Chikhale entered into a new 2-year evergreen contract on February 19, 2025. Ms. Chikhale’s salary was increased to $450,000 retroactive to January 1, 2025.

The employment agreements provide that the base salaries may be increased at the discretion of the Board. Any increase in base salary will automatically amend each executive’s respective employment agreement to provide that thereafter the executive’s annual base salary will not be less than the increased base salary approved by the Board. During the term of his or her employment by us, each officer will devote the time necessary to provide the services reasonably required by the Board and will not, without the express approval of the Board, engage for his or her own account or for the account of any other person or entity, in a business with which we compete.

The employment agreements contain standard provisions regarding bonuses and benefits, as described in the CD&A section of this proxy statement. Additionally, the employment agreements with the named executive officers provide payments for severance upon termination of employment, including in connection with a change in control, as described under “Severance and Other Benefits Upon Termination of Employment or Change in Control” on page 51 of this proxy statement, and under “Potential Payments Upon Termination or Change in Control” on page 62 below.

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EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Year-End

The following table presents information regarding the outstanding equity awards held by the named executive officers as of December 31, 2024:

Stock Awards
				Equity		Equity
				Incentive		Incentive
				Plan Awards:		Plan Awards:
	Number of		Market Value	Number of		Market Value
	Shares or		of Shares	Shares or		of Shares
	Units of		or Units of	Units of		or Units of
	Stock that		Stock that	Stock that		Stock that
	have not		have not	have not		have not
Named Executive Officer	Vested		Vested(1)	Vested		Vested(1)
Wendy L. Simpson	86,753	(2)	$2,997,316	135,635	(5)	$4,686,189
Pamela J. Shelley-Kessler	43,412	(3)	1,499,885	67,258	(5)	2,323,764
Clint B. Malin	43,412	(3)	1,499,885	67,258	(5)	2,323,764
Caroline Chikhale	19,756	(4)	682,570	21,484	(5)	742,272
(1)	The market value is the number of shares that have not vested multiplied by the closing market price of our common stock as reported by the NYSE on December 31, 2024, the last trading day of 2024.
(2)

Represents the number of outstanding unvested RSAs which vest as follows: 12,277 on February 9, 2025; 13,231 on February 8, 2025 and 2026; 16,004 on February 13, 2025; and 16,005 on February 13, 2026 and 2027.

(3)

Represents the number of outstanding unvested RSAs which vest as follows: 5,991 on February 9, 2025; 6,503 on February 8, 2025; 6,504 on February 8, 2026; and 8,138 on February 13, 2025, 2026 and 2027.

(4)

Represents the number of outstanding unvested RSAs which vest as follows: 2,947 on February 9, 2025; 2,870 on February 8, 2025; 2,871 on February 8, 2026; 3,689 on February 13, 2025 and 2026; and 3,690 on February 13, 2027.

(5)

Represents aTSR PSUs and rTSR PSUs. The amounts listed are at 100% of the target aTRS PSU and rTRS PSU awarded, representing the aTSR PSUs and rTSR PSUs that would be earned with target performance. However, our aTSR performance over the interim performance period from award date through December 31, 2024, would be 67% of target for 2021 awards, 180% of target for 2022 awards, 106% of target for 2023 awards, and 200% of target for the 2024 award. Our rTSR performance over the interim performance period from the award date through December 31, 2024, would be 100% of target for 2024 awards.

Option Exercises and Stock Vested

During 2024, no options were awarded to Named Executive Officers. The following table shows the number of shares and value of restricted common stock and PSUs that vested related to each of the named executive officers for the year ended December 31, 2024:

	Stock Awards
	Number of
	Shares	Value
	Acquired	Realized
Named Executive Officer	on Vesting	on Vesting(1)
Wendy L. Simpson	35,366	$1,094,120
Pamela J. Shelley-Kessler	17,305	535,352
Clint B. Malin	17,305	535,352
Caroline Chikhale	8,182	253,218
(1)

The value realized is the number of shares that vested multiplied by the closing market price of our common stock as reported by the NYSE on the vesting date for restricted common stock and measurement date for PSUs. This differs from the compensation expense in the Summary Compensation Table on page 53 of this proxy statement, which is determined using the fair value on the grant date of the stock award.

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EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change In Control

As described under “Severance and Other Benefits Upon Termination of Employment or Change in Control” on page 51 of this proxy, we have provided the named executive officers with employment agreements that provide certain severance and other benefits depending on the circumstances surrounding their termination of employment with us, including upon a change in control of our company. In addition to the benefits referenced below, upon termination of employment with us, the executive generally is entitled to amounts or benefits earned or accrued during the term of employment, including earned but unpaid salary.

Severance and Other Benefits Upon Termination of Employment Not in Connection with a Change in Control

If a named executive officer’s employment is terminated, except for a termination for cause or a voluntary resignation without a good reason, we have agreed to pay the named executive officer a lump sum severance equal to the following:

Wendy L. Simpson	Four times base salary
Pamela J. Shelley-Kessler	Three times base salary
Clint B. Malin	Three times base salary
Caroline Chikhale	Two times base salary

Upon such a termination of employment, we also have agreed to continue health insurance benefits at our expense for up to an 18-month period for the named executive officer. Further, all stock options and restricted common stock automatically vest for the named executive officer, and all performance stock units vest at the conclusion of the performance period on a pro-rated basis and the truncated service period ending at the termination event.

Additionally, the provisions of the Annual Cash Bonus Incentive Plan, in which Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin participate, provide that the participant is eligible to receive a pro-rated award if her or his employment terminates, except for a termination for cause or a voluntary resignation without a good reason.

The following table lists the estimated amounts each of the named executive officers would have received under their respective employment agreements if their employment with us terminated and their severance and benefits became payable on December 31, 2024:

	Cash	Maximum	Health Benefits	Equity
Name	Severance(1)	Bonus(2)	Continuation(3)	Acceleration(4)
Wendy L. Simpson	$3,440,000	$2,031,750	$25,000	$6,194,988
Pamela J. Shelley-Kessler	1,680,000	980,000	67,200	3,076,506
Clint B. Malin	1,680,000	980,000	46,200	3,076,506
Caroline Chikhale	730,000	—	51,400	1,190,144
(1)	Represents base salaries and termination provisions in effect on December 31, 2024.
(2)

Represents the maximum payable to participants in the Annual Cash Bonus Incentive Plan for 2024. The actual amount for 2024 performance was less, as shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 53 of this proxy statement.

(3)

Assumes the value of benefits for an 18-month period required by the named executive officer’s employment agreement is at the same monthly amount paid for her or his medical, dental and vision insurance in 2024.

(4)

For unvested restricted common stock, the amount represents the closing market price as reported by the NYSE on December 31, 2024. For unvested performance stock units, this amount is based on interim TSR performance measured as of December 31, 2024, the prorated service term from the grant date to December 31, 2024, and the closing market price as reported by the NYSE on December 31, 2024.

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EXECUTIVE COMPENSATION TABLES

Severance and Other Benefits Upon Change in Control

We have agreed to pay severance and other benefits to the named executive officers upon a qualifying termination following a change in control for our company as defined in each named executive officer’s employment agreement. The change in control severance amounts were not changed or amended in 2024. The employment agreements with each of the named executive officers are triggered if (i) her or his employment is terminated, except for a termination for cause or a voluntary resignation without a good reason, and (ii) such termination occurs within 24 months following a change in control or in contemplation of a change in control which actually occurs.

Upon such an occurrence, we have agreed to pay the named executive officer a severance payment in cash equal to the following:

Wendy L. Simpson	Greater of $3,000,000 or 300% of 5-year average annual compensation
Pamela J. Shelley-Kessler	250% of 5-year average annual compensation
Clint B. Malin	250% of 5-year average annual compensation
Caroline Chikhale	200% of 5-year average annual salary and bonus

Upon such an occurrence, we also have agreed to continue health insurance benefits at our expense up to an 18-month period for the named executive officers. Further, under the provisions of the employment agreement and award agreements for each named executive officer, all their stock options and restricted common stock will vest upon termination within 24 months following a change in control, and all their performance stock units deemed earned as of the date of the change in control will vest upon termination within 24 months following a change in control. Accordingly, the equity awards of our named executive officers do not automatically vest upon a change in control.

Additionally, the provisions of the Annual Cash Bonus Incentive Plan, in which Ms. Simpson, Ms. Shelley-Kessler and Mr. Malin participate, provide that the participant is eligible to receive a portion of the target amount of the award based upon the number of days remaining in the performance period upon the change in control.

The following table lists the estimated amounts each of the named executive officers would have received under their respective employment agreements if there had been a change in control of our company, and their severance and benefits were triggered on December 31, 2024:

	Cash		Health Benefits	Equity
Name	Severance(1)	Target Bonus(2)	Continuation(3)	Acceleration(4)
Wendy L. Simpson(5)	$11,319,100	$1,161,000	$25,000	$9,154,161
Pamela J. Shelley-Kessler(5)	5,152,178	560,000	67,200	4,558,873
Clint B. Malin(5)	5,152,178	560,000	46,200	4,558,873
Caroline Chikhale(5)	1,338,500	—	51,400	1,661,648
(1)	Reflects base salaries and change in control provisions in effect on December 31, 2024.
(2)

Reflects the target amount payable to participants in the Annual Cash Bonus Incentive Plan for 2024. The actual amount for 2024 performance was more, as shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 53 of this proxy statement.

(3)

Assumes the value of benefits for an 18-month period required by the named executive officer’s employment agreement is at the same monthly amount paid for her or his medical, dental and vision insurance in 2024.

(4)

For unvested restricted common stock, the amount reflects the closing market price as reported by the NYSE on December 31, 2024. For unvested performance stock units, this amount is based on interim TSR performance measured as of December 31, 2024, and the closing market price as reported by the NYSE on December 31, 2024.

(5)

The employment agreements for each of the named executive officers contain “cut back” provisions to reduce severance benefits if an excise tax otherwise would be due and payable by them. We have assumed that no severance benefits would be cut back under the named executive officer’s employment agreement. The actual severance benefits payable to the named executive officer may be less than the amounts shown above as a result of the application of the cut back.

LTC PROPERTIES, INC.	63	2025 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that LTC specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Executive Compensation Discussion and Analysis for 2024. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Executive Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Timothy J. Triche, MD, Chairman Cornelia Cheng David L. Gruber Boyd W. Hendrickson Bradley J. Preber

Compensation Committee Interlocks and Insider Participation

The Compensation Committee in 2024 consisted of Timothy J. Triche, Cornelia Cheng, David L. Gruber, Boyd W. Hendrickson, and Bradley J. Preber, all of whom are independent directors. None of the members of the Compensation Committee are, or have been, officers or employees of our company. There are no “interlocks” as defined by SEC rules with respect to any member of the Compensation Committee of the Board of Directors.

LTC PROPERTIES, INC.	64	2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table presents information as of March 31, 2025 with respect to the beneficial ownership of our common stock by (1) each person who is known by us to own beneficially more than 5% of our common stock based on the most recent Schedule 13D or 13G filings made by such person with the SEC pursuant to SEC rules and regulations, (2) each director and director nominee, (3) each named executive officer identified in the “Summary Compensation Table” on page 53 of this proxy statement, and (4) the current directors and executive officers as a group:

				Percent of
		Amount and Nature of		Outstanding
Beneficial Owner	Title of Class	Beneficial Ownership(1)		Shares in Class(2)
Principal Stockholders:
BlackRock, Inc.	Common Stock	7,635,904	(3)	16.6%
50 Hudson Yards
New York, NY 10001
The Vanguard Group, Inc.	Common Stock	6,603,427	(4)	14.4%
100 Vanguard Boulevard
Malvern, PA 19355
State Street Corporation	Common Stock	3,280,448	(5)	7.1%
1 Congress Street, Suite 1
Boston, MA 02114
Named Executive Officers:
Wendy L. Simpson	Common Stock	378,319		0.8%
Pamela J. Shelley-Kessler	Common Stock	200,261	(6)	*
Clint B. Malin	Common Stock	192,789		*
Caroline Chikhale	Common Stock	56,167		*

Directors and Director Nominees: +
Cornelia Cheng	Common Stock	14,071		*
David L. Gruber	Common Stock	21,535		*
Jeffrey C. Hawken	Common Stock	—		*
Boyd W. Hendrickson	Common Stock	25,374		*
Bradley J. Preber	Common Stock	3,179		*
Timothy J. Triche	Common Stock	34,522		*
All current directors and executive officers as a group (10 persons)	Common Stock	948,692	(6)	2.1%
*	Less than 1%
+	Does not include information concerning Ms. Simpson, for whom information is provided under the Named Executive Officers heading above.
(1)	Except as otherwise noted below, all shares are owned beneficially by the individual or entity listed with sole voting and/or investment power.
(2)	For purposes of computing the percentages, the number of shares outstanding on March 31, 2025 was 45,887,855.
(3)

Based upon information contained in an amended Schedule 13G filed with the SEC on January 19, 2024 by BlackRock, Inc. (“BlackRock”) with respect to the ownership of our common stock as of December 31, 2023. BlackRock has sole voting power over 7,486,697 shares and sole dispositive power over 7,635,904 shares. BlackRock, Inc. is the parent company of the following subsidiaries that beneficially own our common stock: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock

LTC PROPERTIES, INC.	65	2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. BlackRock Fund Advisors is the only BlackRock, Inc. subsidiary whose interest in our common stock is more than 5% of shares of our common stock outstanding.

(4)

Based upon information contained in an amended Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”) with respect to the ownership of our common stock as of December 29, 2023. Vanguard has shared voting power over 60,114 shares, sole dispositive power over 6,500,562 shares, and shared dispositive power over 102,865 shares.

(5)

Based upon information contained in an amended Schedule 13G filed with the SEC on January 29, 2024 by State Street Corporation (“State Street”) with respect to ownership of our common stock as of December 31, 2023. State Street has shared voting power over 2,751,468 shares and shared dispositive power over 3,276,448 shares. State Street is the parent company of the following subsidiaries that beneficially own our common stock: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, and State Street Global Advisors (Japan) Co., Ltd.

(6)	Includes 1,000 shares held by spouse in an individual retirement account.

Securities Authorized for Issuance under Equity Compensation Plans

Securities authorized for issuance under equity compensation plans as of December 31, 2024 is as follows:

Equity Compensation Plan Information
	(a)	(b)	(c)
Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	be Issued Upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options	Outstanding Options,	Plans (excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by security holders	—	$—	921,576
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	921,576

Insider Trading Policy

Our company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our company’s securities applicable to our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as NYSE listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19 to our 2024 Annual Report on Form 10-K.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock.

Based solely on a review of Forms 3, 4, and 5 reports electronically filed with the SEC during or with respect to the fiscal year ended December 31, 2024 by reporting persons, and written representations from our directors and executive officers that no other reports were required, we believe that for the fiscal year ended December 31, 2024 all directors, executive officers, and persons who beneficially own more than 10% of our common stock have complied with the reporting requirements of Section 16(a), except that one report covering one transaction by Dr. Triche was filed late.

LTC PROPERTIES, INC.	66	2025 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy that addresses related person transactions requiring disclosure under Item 404 of Regulation S-K. Under our Related Persons Transaction Policy, a related person of our company includes a director, a director nominee, an executive officer, a stockholder beneficially owning a 5% voting interest in our company, or an immediate family member of any of the foregoing. Under the policy, any transaction in which a related person has a direct or indirect material interest and where the amount exceeds $120,000 must be approved by disinterested members of the Board.

In determining whether to approve or ratify a related person transaction, the Board will take into account, whether (i) the terms are fair to our company and on the same basis generally available to an unrelated person, (ii) there are business reasons for our company to enter into the transaction, (iii) it would impair independence of an outside director, and (iv) it would present an improper conflict of interest, taking into account factors that the Board deems relevant.

Transactions with Related Persons

There were no transactions within the scope of our Related Persons Transactions Policy since the beginning of 2024, nor are any currently proposed.

LTC PROPERTIES, INC.	67	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why am I receiving these proxy materials?
A:

This proxy statement is furnished to the stockholders of LTC in connection with the solicitation of proxies by the Board of Directors for use at its 2025 Annual Meeting of Stockholders or at any adjournment or postponement of the 2025 Annual Meeting.

Q:	Where and when will the Annual Meeting be held?
A:

The 2025 Annual Meeting will be held in a virtual-only meeting format via live webcast on Wednesday, May 28, 2025 starting at 2:00 p.m. Pacific Time.

Any adjournment, postponement, or material changes to the date, time, location, or format of the 2025 Annual Meeting will be announced via press release, posted on our website, and filed as additional proxy materials with the SEC.

Q:	Who may vote and attend the Annual Meeting:
A:

Stockholders of record of our common stock as of the close of business on March 31, 2025, the record date, may attend and participate in the 2025 Annual Meeting. Participation in the virtual Annual Meeting will be the same as an in-person annual meeting of our stockholders, including but not limited to the ability to ask questions during the meeting.

Our virtual Annual Meeting may be accessed by visiting www.virtualshareholdermeeting.com/LTC2025 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

Q:	How do I vote or ask questions during the meeting?
A:

If you attend the virtual Annual Meeting as an eligible stockholder as of the record date, you may vote your shares or ask questions during the Annual Meeting by following the instructions available on the Annual Meeting website. If you are unable to locate your control number, you may enter the site as a guest, but will not be able to vote or submit questions during the Annual Meeting. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, if a question does not relate to the purpose of the Annual Meeting, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investor.relations@LTCreit.com.

Q:	Who is entitled to attend the meeting?
A:

At the close of business on March 31, 2025, there were 45,887,855 shares of common stock outstanding and eligible for voting at the 2025 Annual Meeting. Only stockholders of record at the close of business on March 31, 2025 are entitled to notice of, and to vote at, the 2025 Annual Meeting. The presence virtually or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the 2025 Annual Meeting.

LTC PROPERTIES, INC.	68	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	What is Notice and Access?
A:

This year, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders of record, and paper copies of the proxy materials to certain other stockholders of record. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice to such “street name” beneficial owners as described below. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. You can find instructions on how to request a printed copy by mail or electronically on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 15, 2025, we intend to make this proxy statement available on the internet and to commence mailing of the Notice to stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who properly request paper copies of such materials, within three business days of such request.

Q:	How may I vote?
A:

You may vote by attending and voting at the virtual 2025 Annual Meeting as described above under “Meeting,” or you may vote by submitting a proxy. The method of voting by proxy differs depending on whether (1) you are viewing this proxy statement on the internet or reviewing a paper copy, and (2) you hold your shares as a record holder or in “street name.”

If you are the record holder of common stock and you are viewing this proxy statement on the internet, you may vote by submitting a proxy over the internet by following the instructions on the website referred to in the Notice previously mailed to you.

If you are the record holder of common stock and reviewing a paper copy of this proxy statement, you may vote by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you. If you do not have a postage-prepaid envelope, please mail your completed proxy card to the following address: Broadridge Corporate Issuer Solutions, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions must be received by 11:59 p.m. ET on May 27, 2025.

If you hold your shares of common stock in “street name,” you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the internet and may also permit you to submit your voting instructions by telephone. Voting instructions must be received by 11:59 p.m. ET on May 27, 2025.

Q:	What are broker non-votes?
A:

If you are a “street name” beneficial owner whose shares are held of record by a broker, the rules of the NYSE require your broker to ask you for instructions on how to vote. If you do not provide voting instructions to your broker, then your broker may only exercise discretionary authority to vote on routine matters. Of the items described in this proxy statement, routine matters consist only of Proposal 3 “Ratification of Independent Registered Public Accounting Firm” and Proposal 4 “Amendment to Charter to Increase Authorized Shares of Common Stock.”

Your broker may not exercise discretionary authority to vote on non-routine matters. This lack of discretionary authority is called a “broker non-vote.” Of the items described in this proxy statement, non-routine matters consist of Proposal 1 “Election of Directors,” and Proposal 2 “Advisory Vote to Approve Named Executive Officer Compensation.” The effect of broker non-votes is set forth in the description of each item in this proxy statement. Despite limitations impacting broker non-votes, your broker can

LTC PROPERTIES, INC.	69	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS

register your shares as being present at the 2025 Annual Meeting for purposes of determining the presence of a quorum.
Q:	What is majority voting?
A:

Our Bylaws provide for a majority voting standard for the election of directors. Under this voting standard, once a quorum has been established with respect to an election that is not contested, directors are elected by a majority of the votes cast. This means the number of shares voted for a director nominee must exceed the number of shares voted against that director nominee. Abstentions and broker non-votes are not counted as a vote cast either for or against a director nominee. If a director standing for reelection is not elected by the requisite majority of the votes cast in an uncontested election, that director must tender his or her resignation, subject to acceptance by the Board.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. Within 90 days of certification of the stockholder vote, the Board will publicly disclose its decision and rationale regarding whether it accepted or rejected the resignation or describe what other action it took in response to the tendered resignation. In a contested election, where the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. The election of directors at the 2025 Annual Meeting is uncontested and, therefore, the majority voting standard will apply.

Q:	What are the Board’s voting recommendations?
A:

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

◆
For the election of each of the Board of Directors’ nominees.
◆
For the approval of the compensation of the named executive officers, as disclosed in this proxy statement.
◆
For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.
◆
For the amendment and restatement of our company’s Charter to increase in the number of authorized shares of common stock from 60,000,000 shares to 110,000,000 shares.

Q:	How may I revoke my proxy?
A:

The giving of a proxy does not preclude the right to revoke the proxy or vote virtually should the stockholder giving the proxy desire to do so.

If you are a stockholder of record, you have the power to revoke your proxy at any time prior to its exercise by: (a) timely delivering to our Corporate Secretary a later-dated signed written notice stating the prior proxy is revoked; (b) signing and timely delivering a later-dated paper proxy relating to the same shares of the original proxy; (c) submitting another proxy by telephone or over the internet up until 11:59 p.m. ET on May 27, 2025; or (d) attending and voting at the 2025 Annual Meeting via live webcast.

If you hold your shares in “street name” through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. Please note that to vote at the 2025 Annual Meeting via live webcast and thereby act to revoke prior voting instructions, you must obtain a legal proxy issued in your name from your broker, bank or other nominee.

LTC PROPERTIES, INC.	70	2025 PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	What browsers are supported by the virtual meeting platform?
A:

The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the 2025 Annual Meeting. We encourage you to access the virtual meeting platform prior to the meeting start time. Please allow ample time for online check-in, which will begin at 1:45 p.m. Pacific Time on Wednesday, May 28, 2025. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/LTC2025.

Q:	Who will bear the costs of solicitation?
A:

The cost of the solicitation of proxies will be borne by our company. In addition to solicitation by mail, our directors and officers, without receiving any additional compensation, may solicit proxies personally, by telephone, by facsimile or electronically. We will request brokers, banks, and other nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock, and will reimburse them for their expenses in doing so. We have retained the services of Georgeson LLC for a fee of $9,500, plus out of pocket expenses, to assist in the solicitation of proxies.

Q:	What is Householding?
A:

We have adopted a procedure permitted by SEC rules called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of our proxy materials for your household, please contact our transfer agent, Broadridge Corporate Issuer Solutions, at 866-708-5586.

If you participate in householding and wish to receive a separate copy of our proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of our proxy materials in the future, also please contact our transfer agent, Broadridge Corporate Issuer Solutions, at 866-708-5586.

“Street name” beneficial owners can request information about householding from their banks, brokers, or other nominee holders of record.

LTC PROPERTIES, INC.	71	2025 PROXY STATEMENT

◆

Please Vote

Whether or not you plan to attend the 2025 Annual Meeting virtually, please vote as promptly as possible.

May 22, 2024	(Pacific Time)	LTC2024	April 8, 2024
Date Wednesday May 28, 2025	Time 2:00 p.m. (Pacific Time)	Place www.virtualshareholdermeeting.com/ LTC2025	Record Date The close of business on March 31, 2025

1. To elect six directors to serve on the Board of Directors for the ensuing year and until the election and qualification of their respective successors.
2. To approve, on an advisory basis, the compensation of the named executive officers.
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.
4. To approve the amendment and restatement of our company’s Charter to increase the number of authorized shares of common stock from 60,000,000 shares to 110,000,000 shares.
5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Vote by internet	Vote by Phone – 1-800-690-6903	Vote by Mail

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Transmit your voting instructions by telephone up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Voting instructions must be received by 11:59 p.m. Eastern Time on May 27, 2025.

◆

LTC PROPERTIES, INC.	72	2025 PROXY STATEMENT

ADDITIONAL INFORMATION

Other Matters

Other business may properly come before the 2025 Annual Meeting of Stockholders, and in that event, the proxies named will vote as recommended by the Board or, if no recommendation is given, at their own discretion. However, we have not received timely and proper notice from any stockholder of any other matter to be presented at the 2025 Annual Meeting. Our management and the Board know of no matters to be brought before the 2025 Annual Meeting other than as described in this proxy statement.

Stockholder Proposals and Nominations

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. For your proposal to be considered for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders, your written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 16, 2025 and otherwise comply with Rule 14a-8 under the Exchange Act governing inclusion of such proposals. Any proposal received after December 16, 2025 will be untimely. If we change the date of the 2026 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s 2025 Annual Meeting, your written proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2026 Annual Meeting of Stockholders.

Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to the Board of Directors at the 2026 Annual Meeting of Stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the 2025 Annual Meeting of Stockholders. Notwithstanding the foregoing, in the event that we change the date of the 2026 Annual Meeting of Stockholders to a date that is more than 30 days before or more than 60 days after the anniversary of the meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2026 Annual Meeting of Stockholders and no later than the close of business on the later of the 90th day prior to the scheduled date of the 2026 Annual Meeting of Stockholders, or the tenth day following the day on which public announcement of the 2026 Annual Meeting of Stockholders is made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 1.13 and Section 2.04.3 of our Bylaws will not be acted upon at the 2026 Annual Meeting of Stockholders.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Board’s nominees at the 2026 Annual Meeting of Stockholders must provide notice to our Corporate Secretary setting forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the 2025 Annual Meeting and otherwise comply with the requirements of 14a-19 under the Exchange Act. Pursuant to Section 2.04.7 of our Bylaws, if the stockholder fails to comply with Rule 14a-19 under the Exchange Act, the stockholder’s nominations will be disregarded and will not be acted on at the meeting.

Annual Report

We will provide, without charge, to any person solicited hereby, upon the written request of any such person, a copy of our 2024 Annual Report on Form 10-K filed with the SEC. We also will provide upon request, and upon payment of a fee to cover reasonable expenses, paper copies of any exhibit to our 2024 Annual Report on Form 10-K. Such requests should be directed to LTC Properties, Inc., Attn: Investor Relations, 3011 Townsgate Road, Suite 220, Westlake Village, CA 91361. Our Annual Report also is available on our website at https://ir.ltcreit.com/annual-reports-proxies.

LTC PROPERTIES, INC.	73	2025 PROXY STATEMENT

ADDITIONAL INFORMATION

Communications with the Board

◆

Stockholders and other parties interested in communicating directly with the Board or any director on board related issues may do so by submitting written correspondence addressed to:

Audit Committee Chair

LTC Properties, Inc.

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

All communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to our company.

◆

By Order of the Board of Directors

Caroline Chikhale
Westlake Village, California April 15, 2025	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

LTC PROPERTIES, INC.	74	2025 PROXY STATEMENT

Appendix A

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

FUNDS FROM OPERATIONS EXCLUDING NON-RECURRING ITEMS(1)

(Unaudited, amounts in thousands, except per share amounts)

Year Ended
December 31, 2024
GAAP Net income available to common stockholders	$90,358
Add: Depreciation and amortization	36,367
Add: Impairment loss	6,953
Less: Gain on sale of real estate, net	(7,979)
NAREIT FFO attributable to common stockholders(1)	125,699
Add: Non-recurring items(2)	(8,907)
FFO attributable to common stockholders, excluding non-recurring items(1)	116,792
Effect of dilutive securities:
Participating securities	682
Diluted FFO attributable to common stockholders, excluding non-recurring items	$117,474

Shares for basic FFO per share	43,743
Effect of dilutive securities:
Performance stock units	498
Participating securities	296
Shares for diluted FFO per share	44,537

Basic FFO, excluding non-recurring items, per share	$2.67
Diluted FFO, excluding non-recurring items, per share	$2.64
(1)

Funds From Operations (“FFO”) is a supplemental measure of a real estate investment trust’s (“REIT”) financial performance that is not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and our management and the Board use FFO as a supplemental measure of operating performance. We believe FFO is helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO facilitates like comparisons of operating performance between periods. Additionally, we believe that FFO excluding non-recurring items provides useful information because it allows investors, analysts, our management and the Board to compare our company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO, excluding non-recurring items, represents FFO adjusted for certain items detailed in the reconciliation. Our company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of our company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

(2)

Represents $4,052 of one-time income received from former operators, $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases, $2,818 of rental income received in connection with the sale of two properties, and $1,738 recovery of provision for credit losses related to the payoffs of five mortgage loan receivables, offset by the following:

●	the provision for credit losses of $1,635 related to acquisitions totaling $163,460 accounted for as financing receivables;
●	the uncollectible effective interest write-off of $613 related to the partial paydown of a mortgage loan receivable;
●	the write-off of an uncollectible straight-line rent receivable of $321; and
●	provision for credit losses of $290 related to the write-off of an uncollectible loan receivable.

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Appendix A

FUNDS AVAILABLE FOR DISTRIBUTION, EXCLUDING NON-RECURRING ITEMS(1)

(Unaudited, amounts in thousands, except per share amounts)

Year Ended
December 31, 2024
NAREIT FFO attributable to common stockholders	$125,699
Non-cash income:
Less: Straight-line rental income	(2,268)
Add: Amortization of lease incentives	818
Add: Other non-cash expense(2)	321
Less: Effective interest income	(8,591)
Net non-cash income	(9,720)

Non-cash expense:
Add: Non-cash compensation charges	9,052
Add: Provision for credit losses	741
Net non-cash expense	9,793
Funds available for distribution(1)	125,772
Less: Non-recurring items(3)	(7,756)
Funds available for distribution, excluding non-recurring items(1)	118,016
Effect of dilutive securities:
Participating securities	682
Diluted FAD, excluding non-recurring items	$118,698

Shares for basic FAD per share	43,743
Effect of dilutive securities:
Performance stock units	498
Participating securities	296
Shares for diluted FAD per share	44,537

Basic FAD, excluding non-recurring items, per share	$2.70
Diluted FAD, excluding non-recurring items, per share	$2.67
(1)

Funds Available for Distribution (“FAD”) is a supplemental measure of a REIT’s financial performance that is not defined by GAAP. Investors, analysts and our management and the Board use FAD as a supplemental measure of operating performance. We define FAD as FFO excluding non-cash income and non-cash expense. FAD, excluding non-recurring items, represents FAD adjusted for certain items detailed in the reconciliation. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and our management and the Board use FAD as an indicator of common dividend potential.

(2) Represents the write-off of an uncollectible straight-line rent receivable.

(3)

Represents $4,052 of one-time income received from former operators, $2,818 of rental income received in connection with the sale of two properties, and $886 of exit IRR related to the payoff of three mortgage loans.

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Appendix A

ADJUSTED FUNDS AVAILABLE FOR DISTRIBUTION(1)

(Unaudited, amounts in thousands, except per share amounts)

Year Ended
December 31, 2024
NAREIT FFO attributable to common stockholders	$125,699
Non-cash income:
Less: Straight-line rental income	(2,268)
Add: Amortization of lease incentives	818
Add: Other non-cash expense(2)	321
Less: Effective interest income	(8,591)
Net non-cash income	(9,720)

Non-cash expense:
Add: Non-cash compensation charges	9,052
Add: Provision for credit losses	741
Net non-cash expense	9,793
Funds available for distribution	125,772
Less: Non-recurring items(3)	(7,756)
Funds available for distribution, excluding non-recurring items	118,016
Less: Proforma interest expense(4)	(1,969)
Add: one-time income received from former operators (5)	6,870
Adjusted funds available for distribution(1)	122,917
Effect of dilutive securities:
Participating securities	682
Diluted Adjusted FAD	$123,599

Shares for basic FAD per share	43,743
Less: Weighted average of shares issued during 2024(4)	(911)
Proforma shares for basic FAD per share	42,832
Effect of dilutive securities:
Performance stock units	498
Participating securities	296
Shares for diluted FAD per share	43,626

Basic Adjusted FAD per share	$2.87
Diluted Adjusted FAD per share	$2.83
(1)	Adjusted Funds Available for Distribution (“Adjusted FAD”) represents FAD, excluding non-recurring items, adjusted to include the $4,052 of one-time income received from former operators and $2,818 of rental income received in connection with the sale of two properties, discussed below in (3), and exclude the effect of equity issuances during 2024, discussed below in (4). The inclusion of the additional $6,870 of income in the performance assessment was to reward executives for the negotiation efforts of receiving additional income received. Also, the exclusion of the effects of the equity issuance from the performance assessment was due to inherent dilution of using equity as a source of capital.
(2)	Represents the write-off of an uncollectible straight-line rent receivable.
(3)	Represents $4,052 of one-time income received from former operators, $2,818 of rental income received in connection with the sale of two properties, and $886 of exit IRR related to the payoff of three mortgage loans.
(4)	During 2024, we issued 2,363 shares of common stock for $83,107 of net proceeds under our Equity Distribution Agreements and the proceeds were used to paydown our revolving line of credit. The proforma interest expense represents the interest expense savings from paying down our revolving line of credit using proceeds from sales. Also, the weighted average of the 2,363 shares of common stock issued during 2024 is backed out to calculate basic adjusted FAD per share and diluted adjusted FAD per share.
(5)	Represents $4,052 of one-time income received from former operators and $2,818 of rental income received in connection with the sale of two properties.

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Appendix A

DEBT TO ANNUALIZED ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE(1)

(Unaudited, amounts in thousands)

Balance at
December 31, 2024
Revolving line of credit	$144,350
Term loans, net of debt issue costs: $192	99,808
Senior unsecured notes, net of debt issue costs: $1,058	440,442
Total debt	$684,600

Quarter Ended
December 31, 2024
Net income	$19,590
Less: Gain on sale of real estate, net	(1,097)
Add: Impairment loss	6,953
Add: Interest expense	8,365
Add: Depreciation and amortization	9,194
EBITDAre	$43,005
Less: Non-recurring items(2)	(3,379)
Adjusted EBITDAre	$39,626

Annualized Adjusted EBITDAre	$158,504

Debt to Annualized Adjusted EBITDAre	4.3x
(1)

Our management and the Board measure operating performance, liquidity, and credit strength in terms of coverage ratios. Coverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of REITs. Coverage ratios are based on NAREIT defined earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”), which is a financial measure not derived in accordance with GAAP. Annualized Adjusted EBITDAre is calculated as EBITDAre for the three months ended December 31, 2024 multiplied by 4 but excluding gains or losses from real estate dispositions, impairment charges and non-recurring items for the year ended December 31, 2024. Debt to Annualized Adjusted EBITDAre is our company’s total debt as a multiple of Annualized Adjusted EBITDAre. Annualized Adjusted EBITDAre, and Debt to Annualized Adjusted EBITDAre are not alternatives to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with GAAP. You should not rely on Annualized Adjusted EBITDAre, and Debt to Annualized Adjusted EBITDAre as substitutes for any GAAP financial measures. You should not consider these non-GAAP numbers in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Our company’s computation of Annualized Adjusted EBITDAre, and Debt to Annualized Adjusted EBITDAre may not be comparable to non-GAAP measures reported by other REITs that do not use, or have different interpretations of Annualized Adjusted EBITDAre, and Debt to Annualized Adjusted EBITDAre; therefore, caution should be exercised when comparing our company’s non-GAAP measures to that of other REITs.

(2) Includes $3,158 of one-time additional straight-line income related to restoring accrual basis accounting for two master leases and $511 of provision for credit losses recovery related to a mortgage loan receivable payoff, partially offset by $290 provision for credit losses related to the write-off of an uncollectible loan receivable.

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Appendix A

DEBT TO ENTERPRISE VALUE(1)

(Unaudited, amounts in thousands)

Balance at
December 31, 2024
Revolving line of credit	$144,350
Term loans, net of debt issue costs: $192	99,808
Senior unsecured notes, net of debt issue costs: $1,058	440,442
Total debt	684,600

Common stock market value(2)	1,572,397
Total market value	1,572,397

Total value	2,256,997

Add: Non-controlling interest	92,378
Less: Cash and cash equivalents	(9,414)
Enterprise value	$2,339,961

Debt to Enterprise Value	29.3%
(1)

Enterprise Value is calculated as the sum of our company’s total debt and market value of outstanding securities, less non-controlling interest, and cash and cash equivalents. Debt to Enterprise Value is our company’s total debt as a percentage of Enterprise Value. Our management and the Board measure operating performance, liquidity, and credit strength in terms of leverage ratios such as Debt to Enterprise Value. Leverage ratios are widely used by investors, analysts and rating agencies in the valuation, comparison, rating and investment recommendations of REITs. Enterprise Value and Debt to Enterprise Value are not alternatives to net income, operating income, income from continuing operations or cash flows from operating activities as calculated and presented in accordance with GAAP. You should not rely on Enterprise Value and Debt to Enterprise Value as substitutes for any GAAP financial measures. You should not consider these non-GAAP numbers in isolation, for the purpose of analyzing our financial performance, financial position or cash flows. Our company’s computation of Enterprise Value and Debt to Enterprise Value may not be comparable to non-GAAP measures reported by other REITs that do not use, or have different interpretations of, Enterprise Value and Debt to Enterprise Value; therefore, caution should be exercised when comparing our company’s non-GAAP measures to that of other REITs.

(2)	At December 31, 2024, we had 45,511 shares outstanding. Closing price of a share of our common stock as reported on the New York Stock Exchange on December 31, 2024 was $34.55 per share.

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Appendix B

LTC PROPERTIES, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

LTC PROPERTIES, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

ARTICLE I:The Corporation desires to and does hereby amend and restate in its entirety the charter of the Corporation (the “Charter”) as currently in effect pursuant to Section 2-609 of the Maryland General Corporation Law (the “MGCL”).

ARTICLE II:The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended and restated:

FIRST:	INCORPORATION.

The Corporation was incorporated under the general laws of the State of Maryland on May 12, 1992.

SECOND: NAME.

The name of the Corporation is:

LTC PROPERTIES, INC.

THIRD:	PURPOSE.

The purpose for which the Corporation is formed and the business or objects to be carried on and promoted by it within the State of Maryland or elsewhere, is to engage in any lawful act or activity for which corporations may be formed under the Maryland General Corporation Law.

Without limiting the generality of such purpose, business and objects, at such time or times as the Board of Directors of the Corporation determines that it is in the interests of the Corporation and its Stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as, a real estate investment trust (as that phrase is defined in the Internal Revenue Code of 1986 (“Code”) as the same may be amended), then the purpose of the Corporation shall be to engage in the business of such a real estate investment trust (“REIT”); but this reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.

FOURTH:PRINCIPAL OFFICE ADDRESS.

The Address of the principal office of the Corporation in the State of Maryland is % CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

FIFTH:	RESIDENT AGENT.

The Resident Agent of the Corporation is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.  Said Resident Agent is a Maryland corporation.

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Appendix B

SIXTH:	BOARD OF DIRECTORS.

6.1The Corporation shall have a Board of Directors consisting of six (6) Directors, which number may be increased or decreased in accordance with the Bylaws of the Corporation from time to time, but shall not be less than the number required by Section 2-402 of the Maryland General Corporation Law, as may be amended from time to time.

6.2The names of the Directors currently in office are: Wendy L. Simpson, Timothy J. Triche, M.D., Cornelia Cheng, David L. Gruber, Bradley J. Preber and [to be completed].

SEVENTH:AUTHORIZED CAPITAL STOCK.

7.1The total number of shares of stock of all classes which the Corporation has authority to issue is One Hundred Twenty-Five Million (125,000,000) shares, each share having a par value of $.01, of which One Hundred Ten Million (110,000,000) shares shall be Common Stock (or shares of one or more classes of “Excess Common Shares” as provided in Section 9.3 hereof), and Fifteen Million (15,000,000) shares shall be Preferred Stock (or shares of one or more classes of “Excess Preferred Shares” as provided in Section 9.3).  The Board of Directors may issue the preferred stock in one or more series consisting of such numbers of shares and having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of stock as the Board of Directors may from time to time determine when designating such series.  The aggregate par value of all shares of stock having par value which the Corporation is authorized to issue is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

7.2The Board of Directors may classify or reclassify any unissued stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications, and terms and conditions of redemption of stock.

7.3The Board of Directors may authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities or rights convertible into shares of stock, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation.

EIGHTH:LIMITATION ON PREEMPTIVE RIGHTS.

No Stockholder of the Corporation shall have any preferential or preemptive right to acquire additional shares of Stock of the Corporation of the same or any other class of Stock except to the extent that, and on such terms as, the Board of Directors from time to time may determine.

NINTH:	LIMITATIONS ON OWNERSHIP.

Section 9.1Stockholder Information.  Each Stockholder shall upon demand of the Corporation disclose to the Corporation in writing such information with respect to direct and indirect ownership of shares owned (or deemed to be owned, after applying rules referred to in Subsection 9.3.1 and any other rules applicable to REITs under the REIT Provisions of the Code) as the Board of Directors in its discretion deems reasonably necessary or appropriate in order that the Corporation may fully comply with all provisions of the Code applicable to REITs, and all regulations, rulings and cases promulgated or decided thereunder (“REIT Provisions of the Code”) or to comply with the requirements of any taxing authority or governmental agency.

Section 9.2Transferee Information.  Whenever the Board of Directors deems it reasonably necessary to protect the tax status of the Corporation as a REIT, the Board of Directors may require a statement or affidavit from each Stockholder or proposed transferee of Stock setting forth the number of shares of Stock of each class already owned (actually or beneficially) by such proposed transferee and any related person specified in the form reasonably prescribed by the Board of Directors for that purpose.  If, in the opinion of the Board of Directors,

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Appendix B

any proposed transfer may jeopardize the qualification of the Corporation as a REIT, the Board of Directors may refuse to permit the transfer of such Stock to the proposed transferee.  All contracts for the sale or other transfer of Stock shall be subject to this provision.

Section 9.3Limit on Ownership; Excess Shares.

9.3.1Except as otherwise provided by Subsection 9.3.6, no person shall at any time directly or indirectly acquire or hold beneficial ownership in the aggregate of more than the percentage limit (“Limit”) set forth in Subsection 9.3.2 of the outstanding Stock of any class of the Corporation.  Such shares of Stock held by a Stockholder over the Limit, including any shares of Stock that would exceed the Limit if Stock was redeemed in accordance with Section 9.3.5 (but excluding any shares exempted by the Board of Directors in accordance with Section 9.3.6), are herein referred to as “Excess Common Shares” if originally shares of Common Stock and as “Excess Preferred Shares” if originally shares of Preferred Stock and collectively as “Excess Shares”.  For purposes of this Section 9.3 a person shall be deemed to be the beneficial owner of the Stock that such person (i) actually owns, (ii) constructively owns after applying the rules of Section 544 of the Code as modified in the case of a REIT by Sections 856(a)(6) and Section 856(h) of the Code, and (iii) has the right to acquire upon exercise of outstanding rights, options and warrants, and upon conversion of any securities convertible into Stock, if any, if such inclusion will cause such person to own more than the Limit.

9.3.2For purposes of this Section 9.3:

9.3.2.1The Limit shall be the number of shares of Common Stock that equals 9.8% of the number of then outstanding shares of Common Stock.

9.3.2.2The Limit of shares of any class or series of Stock other than Common Stock (and other than Excess Shares) shall be the number of shares of such class that equals 9.8% of the number of then outstanding shares of such class or series.

9.3.3Upon shares of any class or series of Stock becoming Excess Shares as defined in this Section 9.3, such shares shall be deemed automatically to have been converted into a class separate and distinct from the class or series from which converted and from any other class of Excess Shares, each such class being designated “Excess Shares of (Name of Stockholder)”.  The voting, distribution, redemption and other characteristics of such class of Excess Shares are as set forth in this Article IX.  Upon any shares that have become Excess Shares ceasing to be Excess Shares as defined in this Section 9.3, such shares if then still outstanding shall be deemed automatically to have been reconverted back into shares of the class or series of Stock from which they were originally converted.

9.3.4No Stockholder may vote any Excess Shares held by such Stockholder, and Excess Shares shall not be considered outstanding for the purpose of determining a quorum at any meeting of Stockholders.  The Corporation, at the direction of the Board of Directors, in its sole discretion, may choose to accumulate all distributions and dividends payable upon the Excess Shares of any particular Stockholder in a non-interest bearing escrow account the proceeds of which shall be payable to the holder of the Excess Shares only at such time as such Stock ceases to be Excess Shares.

9.3.5The Corporation, upon authorization by the Board of Directors, by notice to the holder thereof, may redeem any or all Shares that are Excess Shares (including Shares that remain or become Excess Shares because of the decrease in outstanding shares resulting from such redemption); and from and after the date of giving such notice of redemption (“redemption date”) the shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares excepting only the right to payment by the Corporation of the redemption price determined and payable as set forth in the following two sentences.  Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Share called for redemption shall be the average daily per share closing sales price of a share of Stock of the class of the Corporation from which such Excess Share was converted

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Appendix B

if shares of such class are listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation National Market System, and if such shares are not so listed shall be the mean between the average per share closing bid prices and the average per share closing asked prices, in each case during the 30 day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or on the National Association of Securities Dealers Automated Quotation National Market System and no published bid and asked quotations with respect to shares of such class during such 30 day period, the redemption price shall be the price determined by the Board of Directors in good faith.  Unless the Board of Directors determines that it is in the interest of the Corporation to make earlier payment of all of the amount determined as the redemption price per share in accordance with the preceding sentence, the redemption price shall be payable only upon the liquidation of the Corporation and shall not exceed an amount which is the sum of the per share distributions designated as liquidating distributions and return of capital distributions declared subsequent to the redemption date with respect to unredeemed shares of record of the class of the Corporation from which such Excess Share was converted, and no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment; provided, however, that in the event that within 30 days after the redemption date the person from whom the Excess Shares have been redeemed sells (and notifies the Corporation of such sale) a number of the remaining shares owned by him of the class of Stock from which his Excess Shares were converted at least equal to the number of such Excess Shares (and such sale is to a Person in whose hands the shares sold would not be Excess Shares), then the Corporation shall rescind the redemption of the Excess Shares if following such rescission such Person would not be the holder of Excess Shares, except that if the Corporation receives an opinion of its counsel that such rescission would jeopardize the tax status of the Corporation as a REIT or would be unlawful in any regard, then the Corporation shall in lieu of rescission make immediate payment of the redemption price.

9.3.6Shares described in this Section 9.3.6 shall not be deemed to be Excess Shares at the times and subject to the terms and conditions set forth in this Section 9.3.6.

9.3.6.1Subject to the provisions of Subsection 9.3.7, Shares acquired and held by an underwriter in a public offering of shares, or in a transaction involving the issuance of shares by the Corporation in which the Board of Directors determines that the underwriter or other person or party initially acquiring such shares will make a timely distribution of such shares to or among other holders such that, following such distribution, none of such shares will be Excess Shares.

9.3.6.2Subject to the provisions of Subsection 9.3.7, Shares which the Board of Directors in its sole discretion may exempt from the Limit while owned by a person who has provided the Corporation with evidence and assurances acceptable to the Board that the qualification of the Corporation as a REIT would not be jeopardized thereby.

9.3.6.3Shares acquired pursuant to an all cash tender offer made for all outstanding Shares of the Corporation (including securities convertible into Shares) in conformity with applicable federal and state securities laws where two-thirds of the outstanding Shares (not including Shares or securities convertible into Shares held by the tender offerer and/or any “affiliates” or “associates” thereof within the meaning of the Securities Exchange Act) are duly tendered and accepted pursuant to the cash tender offer, provided that the person acquiring such shares pursuant to such tender offer has obligated itself as soon as practicable after the acquisition of such shares (through a second-step merger or otherwise) to permit each Stockholder of the Corporation who did not accept such tender offer to sell all shares held by such Stockholder to such person (or an affiliate of such person) at a cash price per share not less than that paid pursuant to the tender offer.

9.3.7The Board of Directors, in its sole discretion, may at any time revoke any exception in the case of any Stockholder pursuant to Subsection 9.3.6.1 or 9.3.6.2, and upon such revocation, the provisions of Subsections 9.3.4 and 9.3.5 shall immediately become applicable to such Stockholder and all shares of which such Stockholder may be the beneficial owner.  The decision to exempt or refuse to exempt from the Limit ownerships of certain designated shares of Stock, or to revoke an exemption previously granted, shall be made by the Board of

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Appendix B

Directors at its sole discretion, based on any reason whatsoever, including but not limited to, the preservation of the Corporation’s qualification as a REIT.

9.3.8Notwithstanding any other provision of these Articles of Amendment and Restatement to the contrary, any purported acquisition of Stock of the Corporation that would result in the disqualification of the Corporation as a REIT shall be null and void.

9.3.9In applying the provisions of this Section 9.3, the Board of Directors may take into account the lack of certainty in the REIT Provisions of the Code relating to the ownership of stock that may prevent a corporation from qualifying as a REIT and may make interpretations concerning the Limit and Excess Shares and attributed ownership and related matters on as conservative basis as the Board of Directors deems advisable to minimize or eliminate uncertainty as to the Corporation’s qualification or continued qualification as a REIT.

9.3.10Nothing contained in this Section 9.3 or in any other provision of these Articles of Amendment and Restatement shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the Stockholders by preservation of the Corporation’s qualification as a REIT under the REIT Provisions.

9.3.11If any provision of this Section 9.3 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions of this Section 9.3 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.  To the extent this Section 9.3 may be inconsistent with any other provision of these Articles of Amendment and Restatement Section 9.3 shall be controlling.

9.3.12NYSE.  Nothing in Section 9.3.8 or 9.3.10 or elsewhere in this Section 9.3 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange (the “NYSE”).  However, the shares of stock that are the subject of such transactions, and the transferee of such shares of stock shall continue to be subject to Section 9.3 of the Articles of Incorporation after such settlement.

TENTH:	RIGHTS AND POWERS OF THE CORPORATION AND THE BOARD OF DIRECTORS.

In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others.  In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and Stockholders shall include the following:

10.1Any Director individually, or any firm of which any Director may be a member, or any corporation or association of which any Director may be an officer or director or in which any Director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that either (i) such fact shall be disclosed or shall have been known to whomsoever among the Board of Directors (or Stockholders of the Corporation entitled to vote) approved such contract or transaction by majority vote, or (ii) the contract or transaction is fair and reasonable to the Corporation.  Any Director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

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Appendix B

10.2The Corporation reserves the right, from time to time, to make any amendment to its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding Stock.

10.3Except as otherwise provided in the Charter or Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors.  The Board of Directors shall have and may exercise all the rights, powers and privileges of the Corporation except only for those that are by law, the Charter and Bylaws of the Corporation, conferred upon or reserved to the Stockholders.  Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

10.3.1To borrow and raise money, without limit and upon any terms, for any corporate purposes; and, subject to applicable law, to authorize the creation, issuance, assumption, or guaranty of bonds, debentures, notes, or other evidences of indebtedness for money so borrowed, to include therein such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, determines, and to secure the payment of principal, interest, or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, all or any part of the properties, assets, and goodwill of the Corporation then owned or thereafter acquired;

10.3.2To make, alter, amend, change, add to or repeal the Bylaws of the Corporation, except as otherwise may be provided herein; and

10.3.3To the extent permitted by law, to declare and pay dividends or other distributions to the Stockholders from time to time out of the earnings, earned surplus, paid-in surplus or capital of the Corporation, notwithstanding that such declaration may result in the reduction of the capital of the Corporation.  In connection with any dividends or other distributions upon the Stock, the Corporation need not reserve any amount from such dividend or other distributions to satisfy any preferential rights of any Stockholder.

ELEVENTH:LIMITATION OF DIRECTOR AND OFFICER LIABILITY.

To the full extent permitted under the Maryland General Corporation Law as in effect on the date hereof, or as hereafter from time to time amended, no Director or officer shall be liable to the Corporation or to its Stockholders for money damages for any breach of any duty owed by such Director or officer to the Corporation or any of its Stockholders.  Neither the amendment or repeal of this Article, nor the adoption of any provision in the Corporation’s Charter inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a Director or officer or former Director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which accrued or arose, prior to such amendment, repeal or adoption.

TWELFTH:INDEMNIFICATION.

To the full extent permitted by Section 2-418 of the Maryland General Corporation Law as in effect on the date hereof, or as hereafter from time to time amended, the Corporation shall indemnify present and former Directors of the Corporation and shall have the power to indemnify, by express provision in its Bylaws, by Agreement, or by majority vote of either its Stockholders or disinterested Directors, any one or more of the following classes of individuals: (1) present or former officers of the Corporation, (2) present or former agents and/or employees of the Corporation, (3) present or former administrators, trustees or other fiduciaries under any pension, profit sharing, deferred compensation, or other employee benefit plan maintained by the Corporation, and (4) persons serving or who have served at the request of the Corporation in any of these capacities for any other corporation, partnership, joint venture, trust or other enterprises.  However, the Corporation shall not have the power to indemnify any person to the extent such indemnification would be contrary to Section 2-418 of the Maryland General Corporation Law or any applicable statute, rule or regulation of similar import.

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Appendix B

ARTICLE III:The amendment and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

ARTICLE IV:The current address of the principal office of the Corporation is as set forth in Article FOURTH of the foregoing amendment and restatement of the Charter.

ARTICLE V:The name and address of the Corporation’s current resident agent is as set forth in Article FIFTH of the foregoing amendment and restatement of the Charter.

ARTICLE VI:There are currently six (6) directors of the Corporation, and the names of those directors currently in office are set forth in Article SIXTH of the foregoing amendment and restatement of the Charter.

ARTICLE VII:The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement of the Charter was 75,000,000 shares of stock, consisting of 60,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share.  The aggregate par value of all authorized shares of stock having par value was $750,000.

ARTICLE VIII:The total number of shares of stock which the Corporation has authority to issue pursuant to this amendment and restatement of the Charter is 125,000,000 shares of stock, consisting of 110,000,000 shares of common stock, par value $0.01 per share and 15,000,000 shares of preferred stock, par value $0.01 per share.  The aggregate par value of all authorized shares of stock having par value is $1,250,000.

ARTICLE IX:The undersigned Co-Chief Executive Officers and Co-Presidents acknowledge these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Co-Chief Executive Officers and Co-Presidents acknowledge that to the best of their knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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Appendix B

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Co-Chief Executive Officers and Co-Presidents and attested to by its Secretary as of the _____ day of __________________, 2025.

ATTEST:	LTC PROPERTIES, INC.

	By:	(SEAL)
Caroline Chikhale,	Pamela J. Shelley-Kessler,
Executive Vice President,	Co-Chief Executive Officer and Co-President
Chief Financial Officer
and Secretary

	By:	(SEAL)

Clint B. Malin,
Co-Chief Executive Officer and Co-President

B-8

LTC PROPERTIES, INC.

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(805) 981-8655

LTCreit.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. LTC PROPERTIES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/LTC2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4. 3. Ratification of independent registered public accounting firm. 4. To approve the amendment and restatement of our company's Charter to increase the number of authorized shares of common stock from 60,000,000 shares to 110,000,000 shares. 2. Advisory vote to approve named executive officer compensation. NOTE: In their discretion, the proxies named are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement therefor. 1. Election of Directors: Six directors will be elected to hold office until the 2026 Annual Meeting of Stockholders, and in each case, until their respective successors have been duly elected and qualified: LTC PROPERTIES, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW. The undersigned stockholder(s) acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders of LTC Properties, Inc. dated April 15, 2025 and a related Proxy Statement furnished by the Board of Directors, and revoking all prior proxies, hereby appoint(s) Wendy L. Simpson, Pamela Shelley-Kessler and Clint Malin, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LTC Properties, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Pacific Time, on May 28, 2025, at www.virtualshareholdermeeting.com/LTC2025, and any adjournment or postponement thereof, and in their discretion, the proxies named are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. V69961-P27588 1a. Cornelia Cheng 1b. David L. Gruber 1c. Jeffrey C. Hawken 1d. Bradley J. Preber 1e. Wendy L. Simpson 1f. Timothy J. Triche For Against Abstain For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V69962-P27588 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://materials.proxyvote.com/502175. LTC PROPERTIES, INC. Annual Meeting of Stockholders May 28, 2025 2:00 PM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Wendy L. Simpson, Pamela Shelley-Kessler and Clint Malin, or either of them, as proxies, each with the power to appoint her or his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LTC Properties, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, Pacific Time, on May 28, 2025, at www.virtualshareholdermeeting.com/LTC2025, and any adjournment or postponement thereof, and in their discretion, the proxies named are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side